UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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BancTrust Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

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BancTrust Financial Group, Inc.
100 Saint Joseph Street
Mobile, Alabama 36602
Telephone 251/431-7800

April 11, 2011

Dear Shareholders,

The 2011 Annual Meeting of BancTrust Financial Group, Inc. will be held at 10:30 a.m. on Thursday, May 26, 2011, at the Company’s corporate offices located at 100 Saint Joseph Street, Mobile, Alabama 36602. The directors and officers join me in extending an invitation to you to attend the meeting.

Enclosed are the Secretary’s official Notice of Annual Meeting, a proxy statement and a form of proxy. Also enclosed is our 2010 Annual Report, which includes our annual report on Form 10-K for the year ended December 31, 2010.

We hope very much that you will attend the meeting, but whether you plan to attend or not, we would appreciate you signing and returning the enclosed proxy. Should you attend the meeting in person, the proxy can be revoked at your request.

We sincerely appreciate your support and cooperation, and we earnestly solicit your continued help during 2011.

We look forward to seeing you on May 26, 2011, in Mobile.

Sincerely,

W. Bibb Lamar, Jr.
President and Chief Executive Officer

Enclosures

This proxy statement is first being given or sent to shareholders on or about April 11, 2011.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of BancTrust Financial Group, Inc.

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors, the Annual Meeting of the Shareholders of BancTrust Financial Group, Inc. will be held at 100 Saint Joseph Street, Mobile, Alabama 36602 on Thursday, May 26, 2011, at 10:30 a.m. CDT for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Election as directors of the 17 nominees named in the enclosed proxy statement.

2.	Advisory Vote on Executive Compensation. Advisory, non-binding, shareholder approval of executive compensation.

3.
Ratification of Selection of Independent Registered Public Accounting Firm.  Ratification of the appointment of Dixon Hughes PLLC as BancTrust’s independent registered public accounting firm for the year 2011.

4.
Approval of the 2011 Incentive Compensation Plan.  Proposal to approve the BancTrust Financial Group, Inc.’s 2011 Incentive Compensation Plan, which is attached as Appendix A to the enclosed Proxy Statement.

5.	Other Business. Transaction of such other business as may be brought before the meeting or any adjournment thereof. Management currently knows of no other business to be presented.

Only those holders of shares of common stock of record at the close of business on April 4, 2011, are entitled to notice and to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 26, 2011. The 2011 proxy statement and the Annual Report to Shareholders for the year ended December 31, 2010 are also available at http://www.irinfo.com/btfg/2010.html.

By Order of the Board of Directors,

F. Michael Johnson
Executive Vice President,
CFO and Secretary

Mobile, Alabama
April 11, 2011

NOTICE: YOUR PROXY FORM AND RETURN ENVELOPE ARE INSIDE THIS ENVELOPE.

BANCTRUST FINANCIAL GROUP, INC.
100 Saint Joseph Street, Mobile, Alabama 36602
PROXY STATEMENT
Annual Meeting, Thursday , May 26, 2011,  10:30 a.m. CDT

This proxy statement and the enclosed proxy are first being mailed on or about April 11, 2011, to shareholders of BancTrust Financial Group, Inc. (“BancTrust” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of BancTrust for use at the Annual Meeting of Shareholders on Thursday, May 26, 2011, 10:30 a.m. CDT, to be held at 100 Saint Joseph Street, Mobile, Alabama 36602 and any adjournment thereof.

BancTrust is the parent company and owner of 100% of the stock of BankTrust (the “Bank”), headquartered in Mobile, Alabama.

IMPORTANT NOTICE regarding the availability of proxy materials for the annual meeting to be held on May 26, 2011:

Our proxy statement and Annual Report to Shareholders for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials) are available for you to review at http://www.irinfo.com/btfg/2010.html.

SHAREHOLDER RIGHTS AND VOTING PROCEDURES

Solicitation of Proxies

Proxies are being solicited by the Board of Directors.  No director has informed BancTrust that he or she intends to oppose any proposal to be voted on at the Annual Meeting of Shareholders of BancTrust.

If a proxy in the form enclosed is executed properly and is returned before the meeting, the shares represented thereby will be voted in accordance with the directions given in that proxy. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions of this proxy statement, “For” the Board of Directors’ nominees in the election of directors, “For” the approval of the Company’s executive compensation arrangements, “For” the ratification of selection of the independent registered public accounting firm and “For” the approval of the 2011 Incentive Compensation Plan. If any other matter is presented at the meeting, the shares will be voted in accordance with the recommendations of the Board of Directors. At any time prior to its exercise, a proxy may be revoked by written notice or a subsequently dated proxy delivered to the Secretary of BancTrust.

Solicitation of proxies will be made initially by mail. In addition, proxies may be solicited in person or by telephone by directors, officers and other employees of BancTrust and its subsidiaries. The cost of printing, assembling, and mailing this proxy statement and related material furnished to shareholders and all other expenses of solicitation, including the expenses of brokers, custodians, nominees and other fiduciaries who, at the request of BancTrust, mail material to or otherwise communicate with beneficial owners of shares held by them, will be borne by BancTrust.

Vote Required

The presence, in person or by proxy, of a majority of the outstanding shares of common stock is necessary to constitute a quorum of the shareholders to take action at the meeting. The preferred shares have no voting rights on any matter to be considered at the meeting. Once a quorum is established: (i) directors must be elected by a majority of the votes cast; (ii) the 2011 Incentive Compensation Plan must be approved by votes cast in favor in excess of votes cast against; and (iii) any other action to be taken generally must be approved by votes cast in favor in excess of votes cast against. Abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as present for purposes of determining whether there is a quorum at the meeting. Nasdaq rules provide that brokers and nominees cannot vote the shares that they hold on behalf of other people either for or against certain matters without specific instructions from the person who beneficially owns those shares. Abstentions and broker non-votes are not counted in determining the number of shares voted for or withheld in the election of directors or voted for or against the other proposals described in this proxy statement.

Shareholder Proposals

Shareholder proposals intended to be submitted for consideration at the 2012 Annual Meeting of the Shareholders of BancTrust must be submitted in writing to and received by the Secretary of BancTrust not later than December 13, 2011, to be included in BancTrust’s proxy statement and form of proxy relating to that meeting. The named proxies for the 2012 annual meeting will have discretionary voting authority with respect to any shareholder proposal not received in writing by February 26, 2012, and they will exercise their authority in accordance with the recommendations of BancTrust’s Board of Directors.

Dissenter’s Rights

Shareholders have no appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

Broker Discretionary Voting in Director Elections

Brokers are prohibited from voting for directors in uncontested elections where the broker has not received specific instructions from a client on how to vote the shares.  Brokers are prohibited from voting for the 17 director nominees and other non-routine matters unless the broker has received specific instructions from a client on how to vote the client’s shares concerning the election of directors of the Company or other non-routine matters.

Interest of Certain Persons in Matters to be Acted Upon

The Company’s senior executive officers have an interest in the advisory vote on executive compensation that is in addition to, and may be different from, any interests, they may have as a shareholder of BancTrust generally. Collectively, these officers own 203,515 shares of common stock representing 1.13% of the total common shares outstanding as of April 4, 2011.  The Company’s directors and its officers eligible for participation in the 2011 Incentive Compensation Plan have an interest, as participants in that plan, that is in addition to, and different from, any interests they may have as a shareholder generally.  Collectively, these officers and directors own approximately 2,137,218 shares of common stock representing 11.84% of the total common shares outstanding as of April 4, 2011.

CORPORATE GOVERNANCE

The Board of Directors is responsible for establishing and maintaining effective corporate governance policies and practices.  The Board of Directors has established a Corporate Governance and Nominating Committee to, among other responsibilities, develop and recommend to the Board a set of corporate governance policies, practices and guidelines and to serve as a resource for the Board in addressing any corporate governance issues or matters that may arise.  Management is responsible for communicating the corporate governance policies of the Board to the employees, establishing a code of ethical conduct and monitoring compliance with corporate governance standards.

Code of Ethics

BancTrust has a Code of Ethics that applies to each director, officer and employee of BancTrust and its affiliates. BancTrust will furnish a copy of its Code of Ethics to any person without charge upon request. The Code of Ethics may be found on the Company’s corporate website, www.banktrustonline.com, by following the “Investor Relations” tab and then clicking on “Corporate Governance.” Requests for the Code of Ethics must be submitted in writing to the Corporate Secretary at the address listed below:

F. Michael Johnson
BancTrust Financial Group, Inc.
P. O. Box 3067
Mobile, AL 36652

Committee Charters

The charters of our Audit Committee, Corporate Governance & Nominating Committee and Compensation Committee may be found on our web site at www.banktrustonline.com by following the “Investor Relations” tab and then clicking on “Corporate Governance.”

Director Independence

Of BancTrust’s 17 director nominees, only Mr. Lamar does not meet the requirements for independence as set forth in the listing standards of the Nasdaq Stock Market.

In the process of evaluating the independence of directors, the Corporate Governance and Nominating Committee considered all relevant transactions, relationships and arrangements. Specifically, the Committee considered transactions and relationships of the following categories or types:

•           All of the directors either individually or through an affiliated entity, have a customer relationship with the Bank, such as deposit, brokerage, trust, loans or other financial services, that are on terms and conditions not more favorable than those afforded by the Bank who are not related to BancTrust or similar.

•           Directors Crawford and Garrett are attorneys in law firms which provide legal services to the Company. Mr. Crawford is a member of the Hand Arendall LLC law firm, which serves as counsel for BancTrust and the Bank. Mr. Garrett is a partner in the law firm of Thompson, Garrett & Hines, L.L.P. which serves as counsel for the Bank branches in Brewton and the trust department. Payments to these firms for services in the current or any of the past three fiscal years have not exceeded 5% of the recipient’s consolidated gross revenues or $200,000, whichever was more.

In assessing Mr. Crawford’s independence, particularly with respect to service on the Company’s Compensation Committee, the Committee determined that Mr. Crawford’s expertise and legal experience were invaluable to the Board and the Compensation Committee, given the complexity of the compensation issues and regulations impacting the Company, and that this consideration outweighed the fact of the relationship between the Company and his law firm.

In each case the Committee concluded that the transaction or relationship does not interfere with the director’s exercise of independent judgment and autonomy in carrying out the duties and responsibilities of a director.

Chairman of the Board of Directors

The Board of Directors did not operate with a Chairman in 2010.  The Chief Executive Officer of the Company conducted the meetings of the Board of Directors in 2010.  The Corporate Governance and Nominating Committee has deferred recommending a chairman to the Board for a number of reasons which the Board considers valid.  The Corporate Governance and Nominating Committee believes that each member of the Board of Directors is charged with actively participating in the decisions and strategic focus of the Company and that each member should be an equal participant.  The Committee did not recommend the appointment of an independent lead director, and none was appointed.

The Board’s Role in Risk Oversight

The Board of Directors recognizes its responsibility for the risk oversight of the Company. The Board has an Executive Committee, an Audit Committee, a Compensation Committee, an Asset Liability Committee and a Loan Committee in addition to the Corporate Governance and Nominating Committee previously discussed. The Board of Directors manages its risk oversight of the Company through this committee structure.

The Executive Committee is responsible for overseeing strategic risk of the Company, as well as, reputation risk. This Committee is also responsible for assessing the capital needs of the Company, analyzing capital raising alternatives and their related risks and making recommendations to the Board.   The Loan Committee is responsible for reviewing and monitoring credit risk of the loan portfolio and monitoring the risk associated with non-performing assets.  The Asset Liability Committee is responsible for reviewing and monitoring liquidity risk and interest rate risk of the Company.  The Audit Committee is responsible for reviewing and monitoring financial reporting risk and operational risk, as well as, compliance risk. The Compensation Committee is responsible for reviewing and monitoring compensation risk, including compliance with compensation rules and regulations, the oversight of executive compensation and the administration of incentive compensation plans.  When making its recommendations for committee service, the Corporate Governance and Nominating Committee evaluates each member’s qualifications and experience to determine the individuals who are most qualified to serve on each committee.  During each meeting of the Board of Directors, directors are provided minutes from each committee meeting and allowed to ask questions and provide comments to the Committee members.

 The Board has delegated the responsibility for the direct supervision of the risk management process of the Company to its Audit Committee.  The Audit Manager reports directly to the Audit Committee.  Management has a Risk Management Committee comprised of the Company’s senior management and other key officers.  The Risk Management Committee meets periodically to review the risks impacting the Company and to develop strategies to address increasing risk areas or high risk areas.  The Risk Management Committee reports these risks, their rankings, and the strategies developed to address them to the Audit Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members during 2010 were Messrs. Crawford, Lewis, Morrissette and Wallace. Except for Mr. Crawford, who was employed from August 2003 until December 2004 as BancTrust’s general counsel, no officer or employee or former officer or employee of BancTrust or any of its subsidiaries is a member of the Compensation Committee. Mr. Crawford was appointed to the Compensation Committee in January of 2008, following a determination that he meets the applicable requirements for independence.

In assessing Mr. Crawford’s independence, particularly related to his membership on the Company’s Compensation Committee, the Committee discussed Mr. Crawford’s status as a member of Hand Arendall LLC, the Company’s legal counsel.  The Corporate Governance and Nominating Committee determined that Mr. Crawford’s expertise was invaluable to the Committee, given the complexity of the compensation issues and regulations impacting the Company, and outweighed the relationship between the Company and Mr. Crawford’s law firm.

Certain Transactions and Matters

All of the directors, executive officers and nominees for election as directors of BancTrust, as well as firms and companies with which they are associated, are and have been customers of the Bank and, as such, have had banking transactions, including loans and commitments to loan, with the Bank during 2010. These loans and commitments to loan, including loans and commitments outstanding at any time during the period, were made in the ordinary course of business on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable loans with persons not related to BankTrust and, in the opinion of Bank management, did not involve more than the normal risk of collectability or present other unfavorable factors.

Stephen G. Crawford, a director and nominee, is a member of the Hand Arendall LLC law firm, which serves as counsel for BancTrust and its subsidiaries. Hand Arendall LLC is appointed as general counsel to the Company on an annual basis by the Board of Directors. In 2010, the Company paid Hand Arendall LLC $783,797 for services rendered in 2010.  The amount paid by BancTrust is less than 5% of the gross revenues of Hand Arendall LLC.

Broox G. Garrett, Jr., a director and nominee, is a partner in the law firm of Thompson, Garrett & Hines, L.L.P., which serves as counsel for the Bank branches and the trust department in Brewton. The Company did not pay any material amounts to Thompson, Garrett & Hines, L.L.P. in 2010.

VOTING SECURITIES

As of the record date, April 4, 2011, there were 17,980,362 shares of BancTrust’s common stock outstanding and 50,000 shares of BancTrust’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “preferred stock”), outstanding. Each share of common stock is entitled to one vote. The shares of preferred stock are not entitled to vote at the meeting.

Security Ownership of Directors, Nominees, 5% Shareholders and Officers

As of the record date there were no known 5% shareholders of BancTrust. The following chart reflects the number of shares of the Company’s common stock beneficially owned by (i) each director and nominee of BancTrust; (ii) each executive officer; and (iii) the directors and executive officers of BancTrust as a group. No director, nominee or executive officer owns any shares of preferred stock.

Director	Number of Shares Owned1	Right to Acquire2	Total Beneficial Ownership	Percentage of Beneficial Ownership3
Tracy T. Conerly	11,062		11,062	0.06%
Stephen G. Crawford	174,100		174,100	0.97%
David C. De Laney	81,458		81,458	0.45%
Robert M. Dixon, Jr.	36,829		36,829	0.20%
Broox G. Garrett, Jr.	103,304	650	103,954	0.58%
Carol F. Gordy	4,136		4,136	0.02%
Barry E. Gritter	40,032		40,032	0.22%
James M. Harrison, Jr.	33,585		33,585	0.19%
Clifton C. Inge, Jr.4	40,042		40,042	0.22%
Kenneth S. Johnson5	77,874		77,874	0.43%
W. Bibb Lamar, Jr.	80,634	10,000	90,634	0.50%
John H. Lewis, Jr.	28,288		28,288	0.16%
Harris V. Morrissette4	122,252	650	122,092	0.68%
Paul D. Owens, Jr.	396,443	650	397,063	2.21%
Mary Ann Patterson	318,066		318,066	1.77%
Peter C. Sherman	30,366		30,366	0.17%
Dennis A. Wallace	23,794		23,794	0.13%

Executive Officer	Number of Shares Owned1	Right to Acquire2	Total Beneficial Ownership	Percentage of Beneficial Ownership3
Bruce C. Finley, Jr.	22,415	4,000	26,415	0.15%
Michael D. Fitzhugh	9,050	4,000	13,050	0.07%
F. Michael Johnson	42,190	4,000	46,190	0.26%
Edward T. Livingston	12,226	15,000	27,226	0.15%
Henry F. O’Connor, III 4	0	0	0	0.00%

All directors and executive officers as a group	1,688,145	38,950	1,727,095	9.58%

1 Includes shares of common stock for which the named person has sole voting and investment power, has shared voting and investment power with a spouse or children, holds in an IRA or other retirement plan program, or holds in our dividend reinvestment plan, unless otherwise indicated in these footnotes.

2 Includes shares of common stock that may be acquired upon the exercise of stock options that are or become exercisable within sixty days of the date of this proxy statement.

3 For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within sixty days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within sixty days, but that no other persons exercise any options. The calculations are based on 17,980,362shares of common stock outstanding on April 4, 2011.

4 Mr. Inge and Mr. Morrissette are first cousins. Mr. O’Connor’s wife is Mr. Inge’s sister and Mr. Morrissette’s first cousin.

5 Mr. Kenneth S. Johnson has pledged 47,000 shares to secure a loan from the Bank.

Security Ownership of Certain Beneficial Owners

No entity is known to BancTrust to be the beneficial owner of more than 5% of any class of voting securities.  The U.S. Department of Treasury was issued a warrant to purchase 730,994 shares of BancTrust common stock, which was approximately 4% of the shares outstanding at the time the warrant was issued.  The shares of BancTrust common stock issuable upon exercise of the warrant are assumed to be outstanding for the purpose of determining the percentage of shares beneficially owned.  The warrant was issued on December 19, 2008 as part of the Treasury Department’s Troubled Asset Relief Program/Capital Purchase Program.  The exercise price is $10.26 per share, subject to anti-dilution and other adjustments.  The Treasury has limited voting rights. The Company believes the U.S. Department of Treasury still holds the warrant to purchase the shares.

Changes of Control

There are no arrangements known to BancTrust at this time which may at a subsequent date result in a change of control of BancTrust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that BancTrust’s directors and executive officers, and persons who own more than ten percent of BancTrust’s common stock, file with the Securities and Exchange Commission reports related to their ownership and changes in ownership of common stock and other equity securities of BancTrust. Management believes, based solely upon information furnished to BancTrust and written representations that no other reports were required, that all persons subject to the reporting requirements of Section 16(a) during 2010 filed the reports on a timely basis.

DIRECTORS AND EXECUTIVE OFFICERS

The following tables reflect certain information concerning the Board of Directors and executive officers of BancTrust.  Each director serves a one-year term and stands for election at the annual meeting of shareholders each year.  Each such officer holds his office(s) until the first meeting of the Board of Directors following the annual meeting of shareholders each year, or until a successor is chosen, subject to removal at any time by the Board of Directors.  Except as otherwise indicated, no family relationships exist among the executive officers and directors of BancTrust, and no such officer holds his office(s) by virtue of any arrangement or understanding between him and any other person except the Board of Directors.

Directors	Age	Occupation	Terms as Director

Tracy T. Conerly	47	Partner, Carr Riggs & Ingram, LLC	5

Stephen G. Crawford	71	Member, Hand Arendall LLC	26

David C. De Laney	63	President, First Small Business Investment Company of Alabama	26

Robert M. Dixon, Jr.	48	President, M. C. Dixon Lumber Company	6

Broox G. Garrett, Jr.	62	Partner, Thompson, Garrett & Hines, L.L.P	18

Carol F. Gordy	60	Chairman and Chief Executive Officer, Natural Decorations, Inc.	2

Barry E. Gritter	69	Chief Executive Officer, Gulf City Body and Trailer Works, Inc.	2

James M. Harrison, Jr.	70	Board Certified Ophthalmologist, Premier Medical Eye Group	2

Clifton C. Inge, Jr.1	46	Principal, Chairman and Chief Executive Officer, IPC Industries, Inc.	5

Kenneth S. Johnson	66	Owner, Radio Stations WNSP and WZEW	2

W. Bibb Lamar, Jr.2	67	President and Chief Executive Officer, BancTrust Financial Group, Inc.	22

John H. Lewis, Jr.	69	Consultant, Lewis Communications	9

Harris V. Morrissette1	51	President, China Doll Rice & Beans, Inc.	14

Paul D. Owens	65	Attorney	14

Mary Ann Patterson	67	Retired Real Estate Broker	2

Peter C. Sherman	60	Retired Trust Officer, Private Investment Manager	2

Dennis A. Wallace	61	Owner, Wallace Enterprises of NW Florida	7

Executive Officers	Age	Other Positions with BancTrust	Officer Since
F. Michael Johnson CFO, Executive Vice President and Secretary3	65	None	1985

Michael D. Fitzhugh Executive Vice President4	62	None	2004

Bruce C. Finley, Jr. Executive Vice President and Senior Loan Officer5	63	None	2004

Edward T. Livingston Executive Vice President6	64	None	2008

Henry F. O’Connor, III1 Executive Vice President and	43	None	2011

1 Mr. Inge and Mr. Morrissette are first cousins. Mr. O’Connor’s wife is Mr. Inge’s sister and Mr. Morrissette’s first cousin.

2 Chief Executive Officer and Director, since 1989, and Chairman, since 1998, the Bank; Previously: President (1989-1998), the Bank; Director (1998-2007), BancTrust Company, Inc.

3 Executive Vice President and Cashier, since 1986, the Bank.

4 Market President, Southern Division, Alabama, since 2009, the Bank; Previously: Market President, Florida (2008-2009), the Bank; Chief Executive Officer and Director (2005-2008), BankTrust, Florida; President, Chief Operating Officer and Director (1998-2005), the Bank.

5 Executive Vice President, since 1998, the Bank; Previously: Senior Loan Officer (1998-2004), the Bank.

6 Central Division President, since 2007, the Bank; Previously: Market President, Brewton (2002-2007), the Bank.

7 Mr. O’Connor has been employed with the Company since February 1, 2011; Previously: Managing Director of IPC Capital Partners, LLC, a private investment firm (2008-2010); Managing Partner of O’Connor and O’Connor, a law firm (1999-2008).

BOARD STRUCTURE AND COMMITTEES

The BancTrust Board of Directors held nine meetings during 2010. The Board has the following standing committees: Executive, Corporate Governance and Nominating, Asset Liability, Audit, Compensation and Loan. The following chart sets forth the membership of each of the standing committees in 2010.

Director	Executive	Corporate Governance & Nominating	Asset Liability Committee1	Audit	Compensation	Loan1

Tracy T. Conerly				Chairman

Stephen G. Crawford2	Chairman				X

David C. De Laney	X		X	X		X

Robert M. Dixon, Jr.		X

Broox G. Garrett, Jr.3

Carol F. Gordy2		X

Barry E. Gritter2,3				X		X

James M. Harrison, Jr.4		X

Clifton C. Inge, Jr.	X		X	X		X

Kenneth S. Johnson2						X

W. Bibb Lamar, Jr.	X		X			X

John H. Lewis, Jr.		X			X

Harris V. Morrissette	X	Chairman		X	X

Mary Ann Patterson

Paul D. Owens, Jr.	X					X

Peter C. Sherman

Dennis A. Wallace	X		X		Chairman	X

1 The chairman of the Asset Liability Committee and the chairman of the Loan Committee are members of management.

2 Stephen G. Crawford, Carol F. Gordy, Barry E. Gritter, James M. Harrison, Jr. and Kenneth S. Johnson serve on the Audit Committee of the Bank.

3 Stephen G. Crawford, Broox G. Garrett, Jr., Barry E. Gritter, and Peter C. Sherman serve on the Trust Committee of the Bank.

The Executive Committee met sixteen times during 2010. The Corporate Governance and Nominating Committee met twice during 2010. The Asset Liability Committee met four times during 2010. The Audit Committee met four times during 2010. The Compensation Committee met five times during 2010. The Loan Committee met thirteen times during 2010.

All directors attended BancTrust’s 2010 Annual Meeting of Shareholders. Directors are invited to, but are not required to attend the Company’s annual meeting.

All BancTrust Directors serve as directors of the Bank. The members of the Executive, Asset Liability, Loan, Compensation and Corporate Governance and Nominating Committees of the Company’s Board of Directors also serve as the members of those standing committees of the Bank. The Bank has an Audit Committee with membership different from that of the Company’s Audit Committee, and a Trust Committee.

No director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served.

Compensation Committee

Pursuant to its charter, which is available on the Company’s website, the Board has delegated certain authority to the Compensation Committee to assist the Board in fulfilling its oversight responsibilities by reviewing, approving and recommending to the Board of Directors compensation packages and benefits and administering the compensation program of the Company. The Board has retained approval authority related to the compensation programs of the Company.

The Compensation Committee is comprised solely of non-employee directors who meet the independence requirements set forth in the listing standards of the Nasdaq Stock Market.  It has the authority to retain, at the Company’s expense, and to terminate compensation consultants and other advisors to assist it in fulfilling its responsibilities.

The Compensation Committee may delegate to its Chairperson such power and authority as the Committee deems to be appropriate, except when such power and authority is required by law to be exercised by the whole Committee or by a subcommittee consisting of one or more Committee members, which the Committee has the authority to form and delegate to. The Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer’s compensation and to approve the consultant’s fees and other retention terms. On the recommendation of Management, the Compensation Committee engaged Blanchard Chase to review the compensation of ten key executives of the Company, to review certain incentive compensation plans and make recommendations concerning those plans and to assist in the design of an annual commercial loan incentive compensation plan. The annual commercial loan incentive plan was not implemented in 2010. For a detailed discussion of Blanchard Chase’s engagement, see “Required Risk Analysis of Compensation Plans to All Employees by the Compensation Committee” in the “Report of Compensation Committee of the Board of Directors.”

The Committee reviews and approves the Company’s goals and objectives relevant to the Chief Executive Officer and executive officer compensation, evaluates the Chief Executive Officer’s performance and reviews, with the Chief Executive Officer, other executive officers’ performance in light of those goals and objectives.  The Committee recommends to the full board the Chief Executive Officer’s compensation levels based on its evaluation.  The Committee reviews and evaluates compensation levels and performance of other executive officers based on the recommendations of the Chief Executive Officer and management.   The Committee considers the Company’s performance and relative shareholder return, the value of similar incentive awards to the Chief Executive Officer and other executive officers at comparable companies and the awards given to the Chief Executive Officer and executive officers in past years when determining the long-term component of the Chief Executive Officer’s compensation. The Committee makes recommendations to the Board with respect to incentive compensation plans, equity-based plans and other compensatory plans.

In 2010, the Committee was comprised of four BancTrust directors. The Committee held five meetings in 2010. During the course of the year, the Committee discussed with the Board of Directors, senior management, and the Company’s senior risk officer, the Company’s overall philosophy and objectives regarding compensation, including a detailed risk assessment of the compensation plans for all employees and plans specific to the senior executive officers. The Company’s compensation program for its executive officers was constructed with that philosophy and those objectives in mind.

Audit Committee

Pursuant to its charter, which is available on the Company’s website, the Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information provided to shareholders, the systems of internal controls that management and the Board of Directors have established and the audit process. The Audit Committee has adopted procedures for handling complaints regarding accounting or auditing matters, including procedures for the confidential, anonymous submission by employees of related concerns. The Audit Committee has reviewed the requirements of its charter and has complied with those requirements. The Audit Committee met four times during 2010.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. The Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee reviewed and discussed with management the audited financial statements for BancTrust as of and for the year ended December 31, 2010, as well as the representations of management and the opinion of Dixon Hughes PLLC, BancTrust’s independent auditor, regarding BancTrust’s internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act. It discussed with BancTrust’s internal auditors and independent auditors the overall scope and plans for their respective audits. It discussed with BancTrust’s internal auditors and Dixon Hughes, with and without management present, the results of their examinations, the evaluation of BancTrust’s internal controls, management’s representations regarding internal controls over financial reporting, and the overall quality of BancTrust’s financial reporting. It discussed with Dixon Hughes the matters required to be discussed by Statement of Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90, Communication with Audit Committees, as adopted by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee received and reviewed the written disclosures and the letter from Dixon Hughes, as required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence, and has considered and discussed with Dixon Hughes its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in BancTrust’s Annual Report on Form 10-K for the year ended December 31, 2010.

In 2010, the Audit Committee was composed of five BancTrust directors. Each committee member met the requirements for independence set forth in the Audit Committee Charter and in the listing standards of the Nasdaq Stock Market for the year 2010. The Board of Directors has determined that each member of the Audit Committee possesses attributes of an audit committee financial expert. The Board has named Tracy T. Conerly as its designated audit committee financial expert.

Submitted by,
Tracy T. Conerly, Chairman
David C. De Laney
Barry E. Gritter
Clifton C. Inge, Jr.
Harris V. Morrissette

Corporate Governance and Nominating Committee

Pursuant to its charter, which is available on the Company’s website, the Corporate Governance and Nominating Committee’s responsibilities include recommending to the Board of Directors the appropriate size of the Board, its structure and operations of the various committees; identifying and reviewing individuals believed to be qualified to become members of the Board; considering matters that relate to the Company’s director retirement policy; recommending Board committee assignments and committee chairs; assisting the Board in its evaluation of the independence of the Company’s directors in accordance with applicable legal and regulatory requirements; developing and recommending to the Board a set of corporate governance policies, practices and guidelines appropriate to the Company and reviewing such policies, practices and guidelines at least annually and recommending changes as necessary; serving as a resource for the evaluation process of the Board, its committees and management, as appropriate; preparing and reviewing with the Board an annual self-evaluation of the Committee; annually reviewing and assessing the adequacy of the Corporate Governance and Nominating Committee Charter; and performing any other duties or responsibilities expressly delegated to the Committee by the Board of Directors.

In evaluating incumbent directors as potential nominees for reelection, the Committee reviews each director’s qualifications, independence, attendance record and committee participation. In evaluating candidates to fill vacancies, the Committee reviews the recommendations of other directors and management. In nominating candidates, the Committee considers and assesses issues and factors that the Committee and the Board deem appropriate, including an individual’s integrity, education, business experience, accounting and financial expertise, age, reputation, civic and community relationships and knowledge and experience in matters impacting financial institutions such as the Company.  The Committee has not adopted a formal diversity policy with regard to the selection of director nominees, but does consider diversity as part of its criteria when nominating candidates.  The Committee defines diversity as differences in viewpoint, professional experience, skills and education. Although not required by the Articles of Incorporation or Bylaws, the Committee feels that share ownership is an important factor in evaluating director nominees. The Committee will also consider recommendations by the Company’s shareholders of qualified director candidates for possible nomination to the Board. The Company’s Amended and Restated Articles of Incorporation state that shareholder nominations shall be in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of the meeting at which directors will be elected. Each notice given by a shareholder with respect to nominations for the election of directors shall set forth: (i) the name, age, business address, and if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of the stock of the Company which are beneficially owned by each such nominee. In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Company.

All of the members of this Committee meet the requirements for independence set forth in the listing standards of the Nasdaq Stock Market.

The Corporate Governance and Nominating Committee is required to report the information elicited by its activities to the Board of Directors and, where appropriate, its recommendations for action by the Board of Directors, at its next meeting subsequent to that of the Committee.

The nominations of the directors standing for reelection at the 2011 Annual Meeting were based on the recommendation of the Corporate Governance and Nominating Committee and were approved unanimously by the Board of Directors, including independent directors. BancTrust did not pay any fees to any third parties to identify, evaluate or assist in identifying or evaluating potential nominees.

DIRECTOR COMPENSATION

2010 Director Compensation

Director	Fees Paid in Cash	Fees Deferred1	All Other Compensation2	Total
Tracy T. Conerly	$17,975			$17,975
Stephen G. Crawford	24,950		$2,800	27,750
David C. De Laney	27,800			27,800
Robert M. Dixon, Jr.		16,425	1,200	17,625
Broox G. Garrett, Jr.		16,750	1,200	17,950
Carol F. Gordy	16,225		400	16,625
Barry E. Gritter		22,550	1,600	24,150
James M. Harrison, Jr.	17,950		1,200	19,150
Clifton C. Inge, Jr.		27,975		27,975
Kenneth S. Johnson	20,975		1,600	22,575
W. Bibb Lamar, Jr.3
John H. Lewis, Jr.	19,550			19,550
Harris V. Morrissette		25,575		25,575
Mary Ann Patterson	15,625		1,200	16,825
Paul D. Owens, Jr.		23,750		23,750
Peter C. Sherman		16,300	600	16,900
Dennis A. Wallace	28,750			28,750

1 Not included in the fees deferred were unrealized losses of $(6,021) for Mr. Dixon, $(4,900) for Mr. Garrett, $(3,610) for Mr. Gritter, $(7,018) for Mr. Inge, $(6,714) for Mr. Morrissette, $(4,046) for Mr. Owens, and $(1,077) for Mr. Sherman.

2 Fees paid for Board and Committee attendance for our Directors serving on advisory boards or committees of the Bank.

3 W. Bibb Lamar, Jr. was not compensated for his membership on the Board of Directors or any of the Board’s committees.

In 2010, our directors received an annual retainer of $10,000, $750 for each Board meeting attended, and $400 for each Committee meeting attended. Attendance at a Board or Committee meeting by phone is paid at 50% of the applicable fee, except that attendance at the Audit Committee by phone is paid at 100% of the applicable fee. Director nominees elected to the Board of Directors at the annual meeting or directors elected to the Board of Directors during the year receive a pro-rata share of the annual retainer. The members of the Board who also served on the Trust Committee of the Bank received $300 per committee meeting. The members of the Board who also served on the Loan Committee of the Bank received $400 per committee meeting. The Audit Committee Chairman and the Compensation Committee Chairman received an additional retainer of $1,500. Additional fees have at times been paid to Committee members for multi-day meetings and the consideration of extraordinary transactions that require considerably more meeting or preparation time than what is usually expected. We offer to our directors the BancTrust Financial Group, Inc., Directors Deferred Compensation Plan which allows participating directors to defer their director fees and receive in lieu thereof the right to receive Company stock. The plan is a nonqualified deferred compensation plan. Directors Dixon, Garrett, Gritter, Inge, Morrissette, Sherman and Owens participated in the plan in 2010. All other compensation includes fees for Board and Committee attendance for our directors serving on Boards or Committees of the Bank. The aggregate number of options held by all directors outstanding at year end was 1,950.

PROPOSAL 1
ELECTION OF DIRECTORS

Number and Term

The Articles of Incorporation of BancTrust provide that the number of directors to be elected at the Annual Meeting will be fixed by resolution of the Board of Directors. The Board has adopted a resolution fixing at seventeen the number of directors to be elected at the 2011 Annual Meeting. The directors so elected will serve a term of one year.

Nominees

The persons named below are the Board’s nominees for election as directors, and each has agreed to serve if elected.

Directors	Age	Occupation	Terms as Director
Tracy T. Conerly	47	Partner, Carr Riggs & Ingram, LLC	5

Stephen G. Crawford	71	Member, Hand Arendall LLC	26

David C. De Laney	63	President, First Small Business Investment Company of Alabama	26

Robert M. Dixon, Jr.	48	President, M. C. Dixon Lumber Company	6

Broox G. Garrett, Jr.	62	Partner, Thompson, Garrett & Hines, L.L.P	18

Carol F. Gordy	60	Chairman and Chief Executive Officer, Natural Decorations, Inc.	2

Barry E. Gritter	69	Chief Executive Officer, Gulf City Body and Trailer Works, Inc.	2

James M. Harrison, Jr.	70	Board Certified Ophthalmologist, Premier Medical Eye Group	2

Clifton C. Inge, Jr.	46	Principal, Chairman and Chief Executive Officer, IPC Industries, Inc.	5

Kenneth S. Johnson	66	Owner, Radio Stations WNSP and WZEW	2

W. Bibb Lamar, Jr.1	67	President and Chief Executive Officer, BancTrust Financial Group, Inc.	22

John H. Lewis, Jr.	69	Consultant, Lewis Communications	9

Harris V. Morrissette	51	President, China Doll Rice & Beans, Inc.	14

Paul D. Owens	65	Attorney	14

Mary Ann Patterson	67	Retired Real Estate Broker	2

Peter C. Sherman	60	Retired Trust Officer, Private Investment Manager	2

Dennis A. Wallace	61	Owner, Wallace Enterprises of NW Florida	7

Tracy T. Conerly

A BancTrust director since 2006
Ms. Conerly, age 47, is a partner with Carr Riggs & Ingram, LLC, a certified public accounting firm. She has practiced accounting with that firm since 1990. She served as a director of our Florida subsidiary bank, from 2000 to 2008, when it was merged into our Alabama subsidiary, the Bank. Ms. Conerly has been a director of the Bank since 2009. Ms. Conerly serves as the Chairman of the Audit Committee and as the Company’s Audit Committee Financial Expert.  Ms. Conerly’s qualifications include her prior bank board experience, her knowledge of generally accepted accounting principles and her expertise in financial accounting, including preparation of financial statements under GAAP, auditing and internal controls.

Stephen G. Crawford

A BancTrust director since 1985
Mr. Crawford, age 71, served as General Counsel to BancTrust from July 2003 through December 2004 and has served as Chairman of the Executive Committee since 1992. He is also a member of the Hand Arendall LLC law firm, Mobile, Alabama, where he has practiced law since 1964. Mr. Crawford has been a director of the Bank since 1986 and served as a director of BancTrust Company, Inc., BancTrust’s subsidiary trust company, from 1998 until 2007, when it was merged into the Bank.  Mr. Crawford serves on the Compensation Committee of the Company and the Audit Committee and Trust Committee of the Bank.  Mr. Crawford’s qualifications include his prior bank board experience and his legal expertise.

David C. De Laney

A BancTrust director since 1985
Mr. De Laney, age 63, is President of First Small Business Investment Company of Alabama, Mobile, Alabama, a provider of debt and equity financing to small businesses, a position he has held since 1978. Mr. De Laney has been a director of the Bank since 1986.  Mr. De Laney serves on the Executive Committee, the Audit Committee, the Loan Committee and the Asset Liability Committee.  Mr. De Laney’s qualifications include his prior bank board experience and experience in finance and lending.

Robert M. Dixon, Jr.

A BancTrust director since 2005
Mr. Dixon, age 48, has been President of M.C. Dixon Lumber Company, Inc., Eufaula, Alabama, since 2003. From 1988-2003, Mr. Dixon served as Vice President of M.C. Dixon Lumber Company, Inc. Mr. Dixon was Chairman of the Board of BankTrust of Alabama, headquartered in Eufaula, Alabama, from January 2005, and a director from 2000, until its merger with the Bank in 2007. Mr. Dixon has been a director of the Bank since 2009.  Mr. Dixon serves on the Corporate Governance and Nominating Committee.  Mr. Dixon’s qualifications include his prior bank board experience, his knowledge of the real estate and lending market and his experience in business operations and management.

Broox G. Garrett, Jr.

A BancTrust director since 1993
Mr. Garrett, age 62, is an attorney and partner in the law firm of Thompson, Garrett and Hines, L.L.P., Brewton, Alabama, where he has been employed since 1973. Mr. Garrett served as a director of BankTrust of Brewton and its predecessor from 1983 until 2003, when it was merged into the Bank. He served as a director of BancTrust Company, Inc., BancTrust’s subsidiary trust company, from 1998 until 2007, when it was merged into the Bank. Mr. Garrett has been a director of the Bank since 2009.  Mr. Garrett serves on the Trust Committee of the Bank.  Mr. Garrett’s qualifications include his prior bank board experience, his real estate knowledge and his legal expertise.

Carol F. Gordy

A BancTrust director since 2009
Ms. Gordy, age 60, is the President and Chief Executive Officer of Natural Décorations, Inc., Brewton, Alabama, a manufacturer of high end fabric floral and botanical reproductions, where she has been employed since 1992. Ms. Gordy served as a director of BankTrust of Brewton from 1997 until 2004 when it merged into the Bank. She has served as a director of the Bank since 2004.  Ms. Gordy serves on the Corporate Governance and Nominating Committee of the Company and on the Audit Committee of the Bank.  Ms. Gordy’s qualifications include her prior bank board experience and experience in business operations and management.

Barry E. Gritter

A BancTrust director since 2009
Mr. Gritter, age 69, is the Chairman and Chief Executive Officer of Gulf City Body and Trailer Works, Inc., Mobile, Alabama, a distributor of truck trailers and provider of automotive repair services. He has held this position for more than 20 years. Mr. Gritter has served as a director of the Bank since 1997.  Mr. Gritter serves on the Audit Committee and Loan Committee of the Company and on the Trust Committee of the Bank.  Mr. Gritter’s qualifications include his prior bank board experience and experience in business operations and management.

James M. Harrison, Jr.

A BancTrust director since 2009
Dr. Harrison, age 70, is a board certified ophthalmologist and shareholder of Premier Medical Eye Group, Mobile, Alabama. He has practiced medicine with Premier since 1972. Dr. Harrison has served as a director of the Bank since 1992.  Dr. Harrison serves on the Corporate Governance and Nominating Committee of the Company and on the Audit Committee of the Bank.  Dr. Harrison’s qualifications include his prior bank board experience and experience in business operations and management.

Clifton C. Inge, Jr.

A BancTrust director since 2006
Mr. Inge, age 46, is a principal, Chairman and Chief Executive Officer of IPC Industries, Inc., a diversified holding company primarily focusing on investments in private equity, real estate development and timberland management, headquartered in Mobile, Alabama. Mr. Inge has served in such capacity since 1995. He has served as a director of the Bank since 2006.  Mr. Inge serves on the Executive Committee, the Audit Committee, the Asset Liability Committee and the Loan Committee.  Mr. Inge’s qualifications include his prior bank board experience, his knowledge of finance, accounting and marketing, his knowledge of the real estate market and his experience in finance, management and real estate.

Kenneth S. Johnson

A BancTrust director since 2009
Mr. Johnson, age 66, is president and majority owner of .Com+, L.L.C which owns and operates WNSP-FM Radio, a sports radio station, and WZEW-FM Radio, both in Mobile, Alabama. Mr. Johnson is also the owner of Capital Broadcasting Corporation which leases radio tower sites and owns properties in Alabama, Texas and Tennessee. Mr. Johnson has served as a director of the Bank since 1985. Mr. Johnson serves on the Loan Committee of the Company and the Audit Committee of the Bank.  Mr. Johnson’s qualifications include his prior bank board experience and experience in communications, marketing and business operations.

W. Bibb Lamar, Jr.

A BancTrust director since 1989
Mr. Lamar, age 67, has been President, Chief Executive Officer and a director of BancTrust since 1989 and Chairman of the Bank since 1998. He has also served since 1989 as Chief Executive Officer and a director of the Bank. Mr. Lamar was a director of BancTrust Company, Inc., BancTrust’s subsidiary trust company, from 1998 until 2007, when it was merged into the Bank. Mr. Lamar served as President of the Bank from 1989 through 1998.  Mr. Lamar’s qualifications include his prior bank board experience and experience in financial institution management.

John H. Lewis, Jr.

A BancTrust director since 2002
Mr. Lewis, age 69, served as President and Chairman of Lewis Communications, Inc., Mobile, Alabama, a full service advertising, marketing and public relations firm, from 1976 until his retirement in 2005. Since his retirement in 2005, Mr. Lewis has performed consulting services for Lewis Communications and has been a senior partner with Lewis & Associates, LLC. Lewis & Associates provides cost analysis and profit enhancement services for companies. Mr. Lewis served as a director of the Bank from 1993 until 2004. Mr. Lewis was re-elected as a director of the Bank in 2009.  Mr. Lewis serves on the Compensation Committee and the Corporate Governance and Nominating Committee of the Company.  Mr. Lewis’ qualifications include his prior bank board experience and experience in communications, marketing and business operations.

Harris V. Morrissette

A BancTrust director since 1997
Mr. Morrissette, age 51, is president of China Doll Rice and Beans, Inc., Saraland, Alabama, a manufacturer and packager of specialty food products. He was Chief Executive Officer of Marshall Biscuit Company, Inc., Mobile, Alabama, a manufacturer and packager of frozen and specialty food products, from 1994 until the company was sold in 2007. He has also served as Chairman of Azalea Aviation, Inc., an airplane fueling and charter company, since 1993. Mr. Morrissette served as a director of the Bank from 1990 through April, 2004. Mr. Morrissette was re-elected as a director of the Bank in 2009. Mr. Morrissette is or has been a director of the following companies that file reports with the Securities and Exchange Commission: International Shipholding Corporation, The Williamsburg Investment Trust, and EnergySouth, Inc. (until 2008).  Mr. Morrissette serves on the Executive Committee, the Audit Committee and the Compensation Committee, and he is the Chairman of the Corporate Governance and Nominating Committee. Mr. Morrissette’s qualifications include his prior bank board experience, his knowledge of finance, accounting and marketing, his knowledge of the real estate market and his experience in business operations and management. Mr. Morrissette has prior and current service on other public company boards of directors, including service on audit committees and corporate governance and nominating committees.

Paul D. Owens, Jr.

A BancTrust director since 1997
Mr. Owens, age 65, is an attorney in the private practice of law in Brewton, Alabama, where he has practiced since 1970. Mr. Owens served as a director of the Bank from 1986 until 2004. Mr. Owens was re-elected as a director of the Bank in 2009. Mr. Owens currently serves as Chairman of the Board, President and Chief Executive Officer of Cedar Creek Land & Timber Company, Inc. and as General Counsel and a member of the management executive committee of T.R. Miller Mill Company, Inc., both located in Brewton, Alabama.  He is a managing member of Goodway Refining, LLC. Mr. Owens serves on the Executive Committee and the Loan Committee of the Company. Mr. Owens’ qualifications include his prior bank board experience and his legal and real estate expertise.

Mary Ann Patterson

A BancTrust director since 2010
Ms. Patterson, age 67, was a licensed real estate broker with Heritage Insurance Company of Selma, Selma, Alabama, until her retirement in 2009.  Ms. Patterson was elected to the Board of Directors in January of 2010, based on the recommendation of the Corporate Governance and Nominating Committee.   Ms. Patterson was elected as a director of the Bank in 2010.  Ms. Patterson’s qualifications include her experience in real estate, particularly in our central division.

Peter C. Sherman

A BancTrust director since 2010
Mr. Sherman, age 60, was a Senior Vice President and Trust Officer with Regions Bank, until his retirement in 2008. Mr. Sherman currently manages investments and trusts for family members and individual clients in Mobile, Alabama.  Mr. Sherman was elected to the Board of Directors in January of 2010, based on the recommendation of the Corporate Governance and Nominating Committee.  Mr. Sherman was elected a director of the Bank in 2010.  Mr. Sherman serves on the Trust Committee of the Bank.  Mr. Sherman’s expertise includes his prior bank experience, his knowledge of finance, accounting and marketing, his knowledge of the real estate market and his experience in finance and trust.

Dennis A. Wallace

A BancTrust director since 2004
Mr. Wallace, age 61, served as Chairman of our Florida subsidiary bank from 2000 to 2008 when it was merged into our Alabama subsidiary, the Bank. Mr. Wallace is an owner, Vice President, Secretary and Treasurer of Wallace Enterprises of NW Florida, Santa Rosa Beach, Florida, an investment and real estate company. Mr. Wallace was a licensed realtor with Baywood Realty, Santa Rosa Beach, Florida, from 2003 to 2009. From 1988 through 2000 Mr. Wallace was the owner of South Bay ACE Hardware & Lumber Co., Inc., Santa Rosa Beach, Florida. From 2000 until its merger with BancTrust at the end of 2003, Mr. Wallace served as a director of CommerceSouth, Inc. Mr. Wallace has been a director of the Bank since 2009. Mr. Wallace serves as the Chairman of the Compensation Committee and as a member of the Executive Committee, the Asset Liability Committee and the Loan Committee of the Company.  Mr. Wallace’s qualifications include his prior bank board experience, experience in business operations and management and his knowledge of finance, marketing and the real estate market, particularly in our Florida division.

The Board of Directors does not contemplate that any nominee named above will be unavailable for election. If vacancies occur unexpectedly, the shares covered by your proxy will be voted for the Board’s substitute nominees, if any, or in such other manner as the Board of Directors deems advisable.

The Articles of Incorporation and Bylaws of BancTrust permit the Board of Directors, between annual meetings of shareholders and subject to certain limits, to increase the membership of the Board and to fill any position so created and any vacancy otherwise occurring. The Bylaws provide that any new director so elected holds office until the next annual shareholders’ meeting.

The Board of Directors recommends a vote FOR Proposal 1 – The election as directors of the 17 nominees named in this proxy statement.

EXECUTIVE COMPENSATION

Management’s Compensation Discussion and Analysis

Compensation Philosophy

In recent years, we have refocused our compensation programs as part of a comprehensive effort to control costs and maximize shareholder return.  We have designed our compensation programs to encourage and reward company performance over an extended period.

Our executive compensation programs continue to be influenced by the economic volatility within the financial services industry, our financial performance, our participation in the Capital Purchase Program under the Troubled Asset Relief Program, the Emergency Economic Stabilization Act of 2008 and the American Reinvestment and Recovery Act of 2009.  In late 2010, we gave a 2.5% salary increase to certain officers and employees, but our most highly compensated officers and employees did not participate. We have not given annual salary increases to the most highly compensated officers or employees since 2008.  We have not contributed to the Company’s profit sharing plan since 2008.  We paid limited performance-based incentives in 2010, but no incentive compensation has been paid to our senior executive officers since 2008, and we have not offered performance-based incentive compensation plans to our senior executive officers since 2009.

We believe that our compensation programs, without performance-based incentive programs, align the interests of our officers and employees with those of shareholders and maximize shareholder return without encouraging unnecessary or excessive risk.

During 2009, we implemented features in our compensation programs to discourage employees from taking unnecessary or excessive risks or manipulating earnings.  One such feature is a “clawback” policy which provides for the recovery of any incentive paid or granted based on materially inaccurate financial statements or any other materially inaccurate performance criteria.  Another such feature is a look-back provision which allows the Compensation Committee to make mid-year or end-of-year adjustments to our compensation programs based on economic conditions, market factors or other relevant circumstances which were not present or known at the time the compensation programs were established.

Compensation Objectives

Our compensation programs consist of salary, benefits and long-term equity incentives based on length of service rather than performance criteria.  We believe that under current economic conditions and regulatory requirements our shareholders are better served by not offering short-term performance-based incentive programs, particularly to our senior executive officers, whom we expect to focus on the Company’s long-term growth.  However, the elimination of performance-based incentive compensation plans will pose new challenges, as the economy and our Company recover.  Some of our competitors have continued to offer performance-based incentive compensation plans to their employees.  In response, we engaged our compensation consultant to develop an annual performance-based commercial loan incentive plan. We did not implement the plan in 2010.  Prior to implementing the plan, the Compensation Committee will review the plan to ensure that the performance criteria included in the plan do not encourage unnecessary or excessive risk.  We anticipate implementing the plan in 2011.

Executive officer compensation consists of base salary, retirement benefits and certain perquisites, and may include long-term equity incentive compensation.

Base Salary

The Compensation Committee annually reviews and approves all executive officer salaries. The Chief Executive Officer participates in evaluating the performance of other named executives and recommends adjustments to the Compensation Committee. The Committee reviews the performance of the Chief Executive Officer and establishes, subject to Board approval, his base salary. The Chief Executive Officer does not participate in the evaluation, discussion or recommendations concerning his salary adjustments, if any.  Consideration of salary adjustments is driven by market factors, employee performance, competition for similarly talented people in our markets and peer group and other analysis.

The Compensation Committee considered management’s performance, the Company’s performance, and market and economic conditions of the financial industry during 2010.  While the Compensation Committee recognized management’s commendable leadership in moving the Company through these difficult economic times, the Committee gave more weight to the financial performance of the Company and financial industry in determining that no salary increase should be granted to the Chief Executive Officer and other named executives. The Board of Directors adopted the Committee’s recommendation.

Equity Incentive Compensation Plan

The Board of Directors, with input from the Compensation Committee, administers the Company’s 2001 Incentive Compensation Plan, which was approved by our shareholders.  Originally 250,000 shares were reserved for issuance under this plan. In 2007, our shareholders approved an increase in the number of shares reserved for issuance under this plan by 250,000 to 500,000. The plan was a ten-year plan and will expire on April 17, 2011.  At its expiration, 70,157 reserved shares will remain available for issuance pursuant to outstanding stock options that are fully vested.  The other 270,689 shares that were reserved for issuance at expiration will be returned to common stock available for issuance.

Included in this proxy statement is a proposal for the approval of a new ten-year incentive compensation plan, the 2011 Incentive Compensation Plan.  The 2011 Incentive Compensation Plan would be administered by the Board of Directors, with input from the Compensation Committee and would continue the goals and objectives of the 2001 Incentive Compensation Plan. The 2011 Incentive Compensation Plan has the stated goal of promoting the long-term success of the Company and its subsidiaries through the provision of financial incentives to directors and key employees who are in positions to make significant contributions to the performance of the Company. Directors and key employees are eligible to participate. Awards may be made under this plan in the form of qualified stock options or non-qualified stock options, stock appreciation rights (SARs) and restricted stock. The Board considers the nature of the services rendered by the employee or director, the employee’s or director’s potential contribution to the long-term success of the Company and its subsidiaries and other factors it deems relevant in awarding grants. The Chief Executive Officer may make recommendations to the Committee or Board concerning the grant of options, SARs or restricted stock under the 2011 Incentive Compensation Plan.  No changes have been made to the types of awards that may be granted or the individuals who may participate.  Under the 2011 Incentive Compensation Plan, if approved by our shareholders, 500,000 shares will be reserved for issuance under the plan.

There were no grants under the 2001 Incentive Compensation Plan in 2010.  The plan includes a clawback policy, which allows for the recapture of performance-based incentive compensation if compensation is paid based on materially inaccurate financial statements or other materially inaccurate performance criteria.

Equity Awards Grant Policy

For awards made under incentive compensation plans of the Company, the date of grant is the date of Board approval. We do not back-date stock options, stock appreciation rights or restricted stock. It has been our intention that any option granted, unless specifically stated in the option agreement, is treated for all purposes as an incentive stock option under Section 422 of the Internal Revenue Code of 1986. The option price per share is the fair market value of the common stock on the date the option is granted. Fair market value for this purpose means the average of the highest and lowest selling price on the Nasdaq Stock Market on the date of grant. We have not issued stock options in several years. Our recent equity awards have been in the form of restricted stock. The restricted stock price per share is the fair market value of the common stock on the date the restricted stock is granted. Fair market value of the common stock for the purpose of valuing restricted stock grants means the closing price of our common stock on the Nasdaq Stock Market on the date of grant. The restricted stock plan agreements that were entered into after June 10, 2009 were drafted to include the vesting schedules for restricted stock grants that comply with Section 111 of the Emergency Economic Stabilization Act of 2008 (“EESA”), as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), the Interim Final Rule on TARP Standards for Compensation and Corporate governance issued by the US Department of Treasury on June 10, 2009, and other applicable provisions of law. Restricted stock granted under these agreements for executives subject to the ARRA limitations will not fully vest until we have redeemed our preferred stock owned by the US Treasury.  The Company adopted a clawback policy in 2009 which provides for the recovery of performance-based incentive compensation if compensation is paid based on materially inaccurate financial statements or other materially inaccurate performance criteria.

Retirement Plans

We maintain pension, savings and profit sharing plans for all eligible employee participants. The Compensation Committee does not exercise discretion over the nature or amount of payments from these plans.

Only employees hired before January 1, 2003, are eligible to participate in the Company’s defined benefit pension plan. No employees hired or rehired after December 31, 2002 are eligible for participation in the pension plan except employees employed by Peoples BancTrust Company, Inc. and its subsidiary bank, the Peoples Bank and Trust Company, prior to its merger with the Company and the closing of and merger of the Peoples BancTrust Company defined benefit pension plan into the Company’s defined benefit pension plan.

The pension plan provides generally for a monthly benefit commencing at age 65 equal to one twelfth of one percent of the employee’s average yearly compensation over the five consecutive calendar years during the last ten calendar years when the employee’s compensation was highest, multiplied by years of credited service, not to exceed forty years. Average yearly compensation is defined as wages, salary, bonus, commissions, overtime and any other special compensation. Alternative plan formulas may apply to certain participants who participated in predecessor pension plans, including Mr. Lamar, Mr. Johnson and Mr. Finley. These alternative formulas may result in a greater benefit to the participant.

The alternative plans include The Bank of Mobile Pension Plan in effect as of December 31, 1994 and the First National Bank Employee’s Pension Plan in effect as of December 31, 1994. Benefits under The Bank of Mobile Pension Plan provide for a monthly benefit commencing at age 65 equal to 1.00% of the employee’s average monthly base compensation during the highest sixty consecutive months out of the 120 months preceding retirement, plus .65% of average monthly base compensation in excess of $833.33, multiplied by years of credited service, not to exceed thirty years. Employee’s average monthly base compensation is determined by dividing the annual wages, salary, bonus, commissions, overtime and other special compensation by twelve. Joint and survivor benefits would be less. Social Security benefits do not affect payments made under The Bank of Mobile Plan. The First National Bank Employee’s Pension Plan provides for an annual benefit commencing at age 65 equal to 1.5% of the final coverage compensation multiplied by years of service. Final coverage compensation is defined as earnings, including wages, salary, bonus, commissions, overtime and any other special compensation over the five consecutive calendar years out of the last ten consecutive years that produce the highest average. Joint and survivor benefits would be less.

The benefit for participants in The Peoples BancTrust Company, Inc. Pension Plan is a monthly, single-life annuity equal to 1.00% of final average monthly compensation multiplied by years of credited service, plus .65% of final average monthly compensation in excess of Covered Compensation (wages, salaries less bonuses, commissions and overtime, as defined by the plan) times years of credited service (up to 35 years). Participants in The Peoples BancTrust Company, Inc. Pension Plan age 55 or older with 10 years of vesting service may retire prior to age 65 with a reduced benefit. New or rehired employees beginning employment after August 21, 2007, the date of plan closing, are not eligible to participate in the plan.

The Bank maintains a Supplemental Executive Retirement Plan designed to supplement the benefits payable under the Company’s pension plan described above for certain key employees selected by the Bank’s Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Bank, and the Supplemental Plan is designed to afford the participant the same pension he or she would receive under the Company’s pension plan if he or she were given years of service credit as if employed by the Bank for his or her entire banking career, reduced by benefits actually payable to the employee under the Company’s pension plan and any retirement benefit payable to the employee under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner. Because the Supplemental Plan is intended to complement benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar, Mr. Johnson and Mr. Finley, can not be determined until retirement or disability. While the exact amounts to be paid, if any, to any participant is not known until retirement, we have recognized a liability related to the projected benefit obligation based on reasonable assumptions and continued to accrue for changes in projected benefit obligations.

We maintain the BancTrust Financial Group, Inc. Employee Savings & Profit Sharing Plan. Subject to certain vesting and eligibility requirements, all employees, except those employees covered by The Peoples BancTrust Company, Inc. 401(k) Plan, are permitted to participate in this plan. An eligible employee may defer up to 75% of his or her pay into the plan, not to exceed the maximum allowed under Sections 401(k), 402(g), 404 and 415 of the Internal Revenue Code. We make a matching contribution as follows: $1.00 for $1.00 on the first 2%, $0.75 for $1.00 on the next 2% and $0.50 for $1.00 on the next 2%. For example, if an employee defers 6% of pay, that employee would receive a 4.5% matching contribution. Company contributions vest on a three-year cliff, resulting in 0% vested for years one and two, and, after completing 1,000 hours in year three, the participant is fully vested. The Board of Directors may approve an annual profit-sharing contribution. The profit-sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio.  The profit-sharing contribution vest on a three-year cliff, resulting in 0% vested for years one and two and, after completing 1,000 hours in year three, the profit-sharing contribution is fully vested. We have not made a profit-sharing contribution for the prior three years.

We maintain The Peoples BancTrust Company, Inc. 401(k) Plan that was adopted by The Peoples BancTrust Company, Inc. and its subsidiary bank, The Peoples Bank and Trust Company, prior to their acquisition by the Company. Subject to certain vesting and eligibility requirements, the employees of The Peoples BancTrust Company, Inc. and its subsidiary bank, The Peoples Bank and Trust Company, prior to the acquisition and new or rehired employees beginning employment after October 15, 2007 and working in a location that was formerly a location of The Peoples BancTrust Company, Inc. or The Peoples Bank and Trust Company are permitted to participate in this plan. An eligible employee may defer up to 75% of his or her pay into the plan, not to exceed the maximum allowed under Sections 401(k), 402(g), 404 and 415 of the Internal Revenue Code. We make a matching contribution of $.25 for $1.00 for the first 6% of pay contributed by the participant. Company contributions vest as follows: 25% after two years, 50% after three years, and 75% after four years. Employees are fully vested after five years.

At the beginning of each year our Board of Directors sets the profit-sharing goal, and, at the end of the year, the Board of Directors determines the amount of the profit-sharing contribution, if any, to be made. The profit-sharing contribution is allocated to each eligible employee based on an individual compensation to total participant compensation ratio. The profit-sharing portion of this plan vests at 100% after three years.  We did not make a profit-sharing contribution in 2010.

Certain Other Benefits

In addition to salaries and retirement benefits, we provide to our executive officers, including the Chief Executive Officer, certain other benefits to assist the executive in performing his duties and to help us remain competitive in our ability to hire talented employees. These perquisites consist of a company automobile, certain club memberships and the payment of dues for those clubs. The Compensation Committee periodically reviews perquisites made available to our executive officers, including the Chief Executive Officer, to ensure that such perquisites are in line with market practice and the Company’s compensation philosophy.

Additional Post-Employment Benefits

Our senior executive officers, Mr. Lamar, Mr. Johnson, Mr. Fitzhugh, Mr. Finley and Mr. Livingston have change in control agreements. The Board of Directors believes that if the Company or one of its affiliates becomes subject to any proposed or threatened change in control transaction, it is imperative that we be able to rely upon our executives to remain in their positions and to provide advice and management to the Company and its shareholders without the distraction of personal uncertainties and risks created in such an environment.

These agreements are designed to retain our executives pending a change of control transaction. The agreements provide a severance benefit if an executive’s employment is terminated at any time within two years following a change in control under the following circumstances:

●	by the Company without the executive’s consent for reasons other than for cause or as a result of the executive’s death, permanent disability or attainment of retirement age; or

●	by the Executive within 120 days following the occurrence of any of the following events:

m	a material reduction in the executive’s base salary immediately prior to the change in control;

m
a reduction in the executive’s annual compensation paid by the Company as reported by the Company on Form W-2, such that the executive’s W-2 compensation is materially less than the average of the executive’s annual W-2 compensation from the Company for the three most recently completed years prior to the change in control; or

m	a material change in the geographic location in which the executive performs his services without the executive’s consent.

In such circumstances, the executive will be entitled to receive a cash payment equal to three (for Mr. Lamar, Mr. Johnson, Mr. Fitzhugh and Mr. Finley) or two (for Mr. Livingston) times his annualized compensation based upon the annual rate of pay for services provided to the Company for the executive’s taxable year preceding the executive’s taxable year in which the termination occurs.  This benefit, however, may not exceed the highest amount that can be paid without triggering excise taxes or penalties under the Internal Revenue Code. The executive must provide the Company notice of the occurrence of such event within 90 days after the occurrence of such event, and the Company shall have 30 days thereafter to remedy the condition. Annualized compensation is defined as amounts earned by the executive for personal service rendered to his employer and its affiliates as reported on Treasury Department form W-2, including bonuses, and excluding moving and education expenses, income included under Section 79 of the Internal Revenue Code of 1986, as amended, and income imputed to the executive from personal use of employer-owned automobiles and employer-paid club dues. Earnings do not include any income attributable to grants of and dividends on shares awarded under our equity incentive compensation plans.

The Company has agreed to reimburse the executive for COBRA premiums paid by the executive to the extent not reimbursed by a third party and allowable as a deduction under Section 213 of the Internal Revenue Code during the executive’s applicable COBRA continuation period as permitted by Section 409A of the Internal Revenue Code. During such period, if the executive enters into the employ of another company or firm which provides medical insurance coverage, the Company’s reimbursement shall cease.

The change of control agreements contain the following nonsolicitation covenants. The executive has agreed for a period of twelve months following the termination of his employment which results in the executive being granted the rights and benefits set forth in the agreement that he will not, directly or indirectly, on his own behalf or in the service or on behalf of others, whether as a consultant, independent contractor, employee, owner, partner, joint venturer or otherwise, solicit, contact, attempt to divert or appropriate any person or entity who was a customer or account of the Company or a subsidiary of the Company, or a prospect of the Company or any subsidiary of the Company. In addition, the executive has agreed not to recruit any employee of the Company or a subsidiary of the Company to leave employment with the Company or its subsidiaries.

The Company’s change in control agreements, including those with our senior executive officers and the next five most highly compensated employees, were amended in 2009 to excuse performance by the Company in the event that performance under the agreement would result in a violation of Section 111 of EESA, as amended by ARRA and supplemented by applicable regulations, or any other applicable provision of law.  Generally, the Company is prohibited from making payments upon severance or a change in control to the senior executive officers and the next five most highly compensated employees, unless the payment is for services already performed or benefits already accrued.  The payments to these officers upon severance or a change in control are prohibited while the US Treasury owns any of the Company’s preferred stock.

Summary Compensation Table
Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings1		All Other Compensation2		Total
W. Bibb Lamar, Jr.
President and Chief	2010	$350,000			$97,903		$38,531		$486,434
Executive Officer	2009	350,000			111,093		37,211		498,304
(Principal Executive Officer)	2008	350,000			99,760		31,029		480,789

F. Michael Johnson	2010	$178,000			$130,583		$29,963		$338,546
Chief Financial Officer	2009	178,000			208,930	3	25,925		412,855
(Principal Financial Officer)	2008	178,000			54,618		24,690		257,308

Michael D. Fitzhugh	2010	$188,000			$37,685		$21,836		$247,521
Executive Vice President	2009	188,000			45,517		34,015	4	267,532
	2008	188,000			14,912		42,270	4	245,182

Bruce C. Finley, Jr.	2010	$165,000			$107,014		$22,906		$294,920
Executive Vice President	2009	165,000			123,980		22,335		311,315
	2008	165,000			48,356		23,556		236,912

Edward T. Livingston	2010	$175,000			$33,752		$22,352		$231,104
Executive Vice President	2009	175,000			30,179		20,235		225,414
	2008	175,000			22,439		19,553		216,992

1 Change in pension value only.  The value reported in the column does not represent compensation paid to our named executive officers. The amount represents the increase in the values of the executive’s retirement plan benefit and supplemental plan benefit, if applicable.  Key factors in calculating the value include additional years of service earned and the passage of time and interest rate considered in determining the increase in pension value for the year.  The benefits are based on current pay and current IRS limits.  The actual amount of any lump sum pension benefit or pension benefit payments can not be determined until actual retirement and will be determined based on the interest rates in effect at that time.

2 Other compensation includes dividends paid on unvested restricted common stock, certain dues and club memberships, the Company’s matching of contributions to the 401(k) plan, taxable life insurance, and the taxable amounts for use of Company-owned automobiles. Company matching of 401(k) plan contributions were $15,405 for Mr. Lamar; $8,010 for Mr. Johnson; $8,460 for Mr. Fitzhugh; $7,425 for Mr. Finley and $7,875 for Mr. Livingston in 2010; $15,679 for Mr. Lamar, $8,010 for Mr. Johnson, $8,460 for Mr. Fitzhugh, $7,425 for Mr. Finley and $7,663 for Mr. Livingston in 2009;  $13,374 for Mr. Lamar, $8,010 for Mr. Johnson, $8,460 for Mr. Fitzhugh, $7,000 for Mr. Finley and $8,485 for Mr. Livingston in 2008.

3 The change in pension value for Mr. Johnson for 2009 reflects a correction in the total years of vested retirement benefit service from 35 years to 37 years.

Mr. Fitzhugh was paid $14,000 in 2009 and $24,000 in 2008 as a housing allowance due to relocation.

Outstanding Equity Awards at 2010 Fiscal Year-End

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Expiration Date	Grant Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares That Have Not Vested

W. Bibb Lamar, Jr.	07/21/2004	10,000	$17.23	07/21/2014
	02/20/2001	10,080	11.31	02/20/2011

F. Michael Johnson	07/21/2004	4,000	$17.23	07/21/2014
	02/20/2001	5,180	11.31	02/20/2011

Michael D. Fitzhugh	07/21/2004	4,000	$17.23	07/21/2014
	02/20/2001	5,180	11.31	02/20/2011

Bruce C. Finley, Jr.	07/21/2004	4,000	$17.23	07/21/2014
	02/20/2001	1,000	11.31	02/20/2011

Edward T. Livingston	03/17/2004	10,000	$17.19	03/17/2014
	01/28/2003	5,000	11.68	01/28/2013

2010 Option Exercises and Stock Vested

	Stock Awards
Name	Number of Shares That Vested	Value Realized on Vesting1

W. Bibb Lamar, Jr.	5,000	$15,400

1 Value based on common stock closing price of $3.08 on the date of vesting, January 24, 2010.

2010 Pension Benefit Table

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year

W. Bibb Lamar, Jr.	Retirement Plan for Employees of
	BancTrust Financial Group, Inc.	22	$914,205	$0.00
	Bank Supplemental Plan		324,437	$0.00
	Total	42	$1,238,642	$0.00

F. Michael Johnson	Retirement Plan for Employees of
	BancTrust Financial Group, Inc.	25	$916,918	$0.00
	Bank Supplemental Plan		253,179	$0.00
	Total	38	$1,170,097	$0.00

Michael D. Fitzhugh	Retirement Plan for Employees of
	BancTrust Financial Group, Inc.	12	$228,305	$0.00

Bruce C. Finley, Jr.	Retirement Plan for Employees of
	BancTrust Financial Group, Inc.	22	$571,385	$0.00
	Bank Supplemental Plan		128,824	$0.00
	Total	35	$700,209	$0.00

Edward T. Livingston	Retirement Plan for Employees of
	BancTrust Financial Group, Inc.	8	$152,277	$0.00

The present value of accumulated benefit was determined using a 5.36% discount rate, the RP-2000 Combined Mortality Table, the greater of normal retirement age or age on the evaluation date and no incidence of disability.

The Retirement Plan for Employees of BancTrust Financial Group, Inc. provides generally for a monthly benefit commencing at age 65 equal to one twelfth of one percent of the employee’s average yearly compensation over the five consecutive calendar years during the last ten calendar years when the employee’s compensation was highest, multiplied by years of credited service, not to exceed forty years. Average yearly compensation is defined as wages, salary, bonus, commissions, overtime and any other special compensation. Alternative plan formulas may apply to certain participants who participated in predecessor pension plans, including Mr. Lamar, Mr. Johnson and Mr. Finley. These alternative formulas may result in a greater benefit to the participant. Generally, the applicable formula cannot be determined until retirement.

The alternative plans include The Bank of Mobile Pension Plan in effect as of December 31, 1994 and the First National Bank Employee’s Pension Plan in effect as of December 31, 1994.  The Bank of Mobile Pension Plan provides for a monthly benefit commencing at age 65 equal to one percent of the employee’s average monthly base compensation during the highest sixty consecutive months out of the 120 months preceding retirement, plus .65% of average monthly base compensation in excess of $833.33, multiplied by years of credited service, not to exceed thirty years. Employee’s average monthly base compensation is determined by dividing the annual wages, salary, bonus, commissions, overtime and other special compensation by twelve. Alternative plan formulas, in some situations, might produce a greater benefit. Joint and survivor benefits would be less. Social Security benefits do not affect payment made under The Bank of Mobile Pension Plan. The First National Bank Employee’s Pension Plan provides for an annual benefit commencing at age 65 equal to 1.5% of the final coverage compensation multiplied by years of service. Final coverage compensation is defined as earnings, including wages, salary, bonus, commissions, overtime and any other special compensation over the five consecutive calendar years out of the last ten consecutive years that produces the highest average. Joint and survivor benefits would be less.

The Peoples BancTrust Company, Inc. Pension Plan provides its participants a monthly single-life annuity equal to 1.00% of final average monthly compensation multiplied by  years of credited service, plus .65% of final average monthly compensation in excess of Covered Compensation (as defined by the plan) multiplied by years of credited service (up to 35 years). Participants in The Peoples BancTrust Company, Inc. Pension Plan age 55 or older with 10 years of vesting service may retire prior to age 65 with a reduced benefit. New or rehired employees beginning employment after August 21, 2007, the date of plan closing, are not eligible to participate in the plan.

The Bank maintains a Supplemental Executive Retirement Plan designed to supplement the benefits payable under the Company’s pension plan described above for certain key employees selected by the Bank’s Board of Directors. Each participant was a participant in a pension plan of another bank prior to his employment by the Bank, and the Supplemental Plan is designed to afford the participant the same pension he would receive under the Company’s pension plan if he were given years of service credit as if employed by the Bank for his entire banking career, reduced by benefits actually payable to him under the Company’s pension plan and any retirement benefit payable to him under any plan of another bank. Benefits for total and permanent disability are supplemented in the same manner. Because the Supplemental Plan is intended to complement benefits otherwise available to the participants, the exact amounts to be paid, if any, to any participant, including Mr. Lamar, Mr. Johnson and Mr. Finley, cannot be determined until retirement or disability. Mr. Fitzhugh and Mr. Livingston do not participate in this plan. We recognized a liability, based on what we believe were reasonable estimates, related to this plan, and we continue to accrue for changes to the projected benefit obligation under this plan.

Other Potential Post-Employment Payments

Upon resignation without cause or termination for cause, a senior executive officer is not entitled to any payment or benefit beyond those afforded to employees upon termination or resignation. Salaries would be paid through the date of resignation or termination, payable on the next regularly scheduled pay date. Insurance and other special benefits would terminate on the date of resignation or termination. Employees are advised of their benefits under COBRA continuation coverage. Unvested restricted stock would be forfeited. Exercisable stock options would be forfeited upon termination or resignation if not exercised prior to the effective date of the resignation. Non-equity incentive compensation would not be paid if termination or resignation is prior to the date payment is made by the Company.

Involuntary terminations, due to consolidations, acquisitions, mergers, realignments, reorganizations, or other business-related changes, may result in the Company providing compensation to employees, including the senior executive officers, who are being involuntarily terminated during the transition period. Severance pay is designed to provide assistance in bridging any unemployment period, not as a reward for past service. Employees, including the senior executive officers, whose termination qualifies as a qualifying termination under our severance policy, will be notified sixty days in advance of the elimination or reduction of a job position. Qualifying terminations include job elimination, reduction-in-force, acquisition or merger (not divestiture) and reorganization or realignment. For qualifying terminations, any regular full-time and regular part-time employee, including the senior executive officers, of the Company or its subsidiaries will be paid for two weeks per full year of service subject to certain minimum and maximum levels for the employee’s pay grade level. Severance pay is computed on the basis of current base compensation and is paid in a lump sum, minus applicable taxes, in accordance with Internal Revenue Code Section 409A. The maximum amount of severance to be paid to any officer or non-officer of the Company is 52 weeks, unless the employee has previously entered into a different severance agreement with the Company. For senior executive officers whose position is eliminated under a “triggering event” as defined in the executive’s change in control agreement, the senior executive officer would be compensated as defined by the change in control agreement and not through regular severance benefits.  Payments to our senior executive officers and our next five most highly compensated employees for severance or a triggering event under a change in control agreement are prohibited during the period in which the United States Treasury owns our preferred stock unless the compensation is for services already rendered or for benefits already accrued.

Upon normal retirement, the executive officer is entitled to receive his defined benefit pension obligation and pro rata vested restricted stock shares. Pension benefits may be paid in a lump sum under certain circumstances. The executive may also receive all or a pro rata short-term incentive payment if approved by the Board of Directors. Options held may be exercised within ninety days of retirement by the executive. In the case of Mr. Lamar, Mr. Johnson and Mr. Finley, the officer may also be entitled to retirement benefits payable under a non-qualified supplemental executive retirement plan.

Assuming a normal retirement age and retirement at December 31, 2010, the named executives would have been entitled to their defined benefit pension plan and supplemental retirement plan payments where applicable.

Upon permanent disability, the executive officer is entitled to receive long-term disability benefits and pro rata vested restricted stock shares. Our disability plan allows a monthly benefit for a permanently disabled employee until the employee reaches age 65 or normal retirement age. An employee who becomes permanently disabled upon or after reaching age 65 receives a monthly disability benefit for a reduced period, not to exceed 60 months. The monthly benefit for the senior executive officers is $10,000. The term of payment is dependent upon the executive’s age at the time of permanent disability. The executive may also receive all or a pro rata short-term incentive payment if approved by the Board of Directors. Options held may be exercised within 12 months of the permanent disability date.

Assuming permanent disability at December 31, 2010, the named executives would have been entitled to the following:

Name	Monthly Long- Term Disability Payment1	Maximum Benefit Period2

W. Bibb Lamar, Jr.	10,000	21
F. Michael Johnson	8,900	24
Michael D. Fitzhugh	9,400	48
Bruce C. Finley, Jr.	8,250	42
Edward T. Livingston	8,750	30

1 Monthly benefits are payable until age 65 or normal retirement age, whichever is later, or for a shortened period not to exceed 60 months for disability occurring while employed after age 65. Normal retirement age is social security normal retirement age.

2 Maximum benefit period is based on the employee’s age at disability and is reported as total months payable.

Upon death, the executive officer’s estate is entitled to receive Company-provided life insurance benefits and a pro rata portion of unvested restricted stock shares. Life insurance proceeds may be increased if death is due to an accident while traveling on company business or is caused by an accident. The executive may also receive a full or pro rata short-term incentive payment if approved by the Board of Directors. Options held may be exercised within 12 months of the date of death.

Assuming a December 31, 2010 date of death not caused by an accident, the named executives’ estates would have been entitled to the following:

Name	Life Insurance Proceeds

W. Bibb Lamar, Jr.	$195,000	1
F. Michael Johnson	195,000	1
Michael D. Fitzhugh	300,000
Bruce C. Finley, Jr.	300,000
Edward T. Livingston	300,000

1 The life insurance benefit proceeds are reduced by 35% at age 65 and an additional 15% at age 70.

Unvested restricted stock vests immediately upon a change in control. A change in control is defined, under the Company’s 2001 Incentive Compensation Plan, as any exchange of the outstanding shares of common stock in connection with a merger, consolidation, or other reorganization of or involving the Company, or the sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or shares of the stock or other securities of any other corporation. The Company must give thirty days written notice of a change in control to allow for the exercise of outstanding options. Options that are not exercisable immediately prior to the change in control will become exercisable upon the change in control. Non-equity incentive compensation may be awarded either in full or pro rata with approval by the Board of Directors.

The Company’s change in control agreements, including those with our senior executive officers and our next five most highly compensated employees, were amended in 2009 to excuse performance by the Company in the event that performance under the agreement would result in a violation of Section 111 of EESA, as amended by ARRA and supplemented by applicable regulations, and any other applicable provisions of law.  Generally, the Company is prohibited, while the US Treasury holds its preferred stock, from making payments upon severance or a change in control to the senior executive officers and the next five most highly compensated employees, unless the payment is for services already performed or benefits already accrued.

Assuming a change in control, followed by a triggering event, as of December 31, 2010, the Company would have been prohibited from paying a Change in Control benefit to the senior executive officers.

Report of Compensation Committee of the Board of Directors

The Compensation Committee of the Board of Directors of BancTrust Financial Group, Inc. has reviewed and discussed Management’s Compensation Discussion and Analysis with management. Based on our review and discussions, we recommended to the Board of Directors that Management’s Compensation Discussion and Analysis be included in BancTrust’s Proxy Statement for its 2011 Annual Meeting and in its Annual Report on Form 10-K for the year ended December 31, 2010.

The Compensation Committee of the Board of Directors of BancTrust Financial Group, Inc. certifies that:

▪
We have reviewed with the senior risk officers the senior executive officer compensation plans and have made all reasonable efforts to ensure that these plans do not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.

▪	We have reviewed with the senior risk officers the employee compensation plans and have made all reasonable efforts to limit any unnecessary risks that these plans pose to the Company.

▪
We have reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The Company entered into a Securities Purchase Agreement with the United States Treasury, whereby the United States Treasury purchased preferred stock and received warrants to purchase common stock in the Company through the Capital Purchase Program of the Troubled Asset Relief Program (“TARP”).   On June 10, 2009, the United States Department of the Treasury issued its Interim Final Rule on TARP Standards for Compensation and Corporate Governance.

We have implemented features in our compensation programs to comply with these rules as follows:

▪
We have limited payment or accrual of bonuses to our five most highly compensated employees.  The five most highly compensated employees may, but do not necessarily, include all of the senior executive officers of the Company.

▪	We adopted a policy to prohibit the payment of bonuses or golden parachute payments that are prohibited by Section 111 of EESA, as amended, or the Interim Final Rule.

▪
We amended our existing change in control agreements to excuse performance in the event that the performance under the change in control agreement would result in violation of Section 111 of EESA, as amended by ARRA, the Interim Final Rule, or any other applicable provision of law.

▪
We adopted a clawback policy that allows for the recovery of any bonuses paid based on materially inaccurate financial statements or performance criteria to our senior executive officers and our next twenty most highly compensated employees.

▪	We adopted a Luxury Expenditure Policy which may be found on our web site at www.banktrustonline.com by following the “Investor Relations” tab and then clicking on “Corporate Governance.”

▪	We adopted a policy prohibiting payments to cover taxes due on compensation and perquisites to senior executive officers and the next twenty most highly compensated employees.

On September 11, 2009, each of our senior executive officers entered into a letter agreement with the Company for the purpose of amending his compensation, bonus, incentive, and other benefit plans, arrangements and agreements in order to comply with executive compensation and corporate governance requirements of Section 111(b) of the EESA, the ARRA and the applicable regulations.

Required Risk Analysis of Compensation Plans to All Employees by the Compensation Committee

Management identified for the Compensation Committee the Company’s senior executive officers, its next twenty most highly compensated employees and the Company’s five most highly compensated employees.  The Compensation Committee reviewed all compensation plans of the Company.  The Compensation Committee reviewed with the senior risk officers of the Company the Company’s compensation arrangements with its senior executive officers and all compensation arrangements of the Company with the Company’s senior risk officers on a bi-annual basis.  The Company’s compensation arrangements were reviewed to ensure that the objectives of the plans do not motivate the covered employees to take unnecessary or excessive risk or manipulate reported earnings.

The Committee reviewed the overall compensation structure, particularly the compensation structure of the senior executive officers, the next twenty most highly compensated employees, and the five most highly compensated employees, as the overall compensation structure relates to risk-management practices and risk-taking incentives.  The Committee’s review included a review to determine if the percentage of fixed compensation was sufficient to discourage the employee from taking unnecessary or excessive risk or manipulate reported earnings to obtain incentive compensation, and to ensure that employees’ incentive compensation is tied to the Company’s long-term performance goals.  In conducting the review, the senior risk officers identified the areas of risk typically associated with the financial services industry, including credit risk, interest rate risk, price risk, liquidity risk, transaction or operational risk, compliance risk, strategic risk and reputation risk. The Committee reviewed each key element or performance criteria of the compensation plans to determine what risk may be impacted by the performance requirements.  The Committee determined that performance criteria that could have resulted in an employee taking unnecessary or excessive risk related to credit quality of assets within our portfolios, to interest income or interest expense, and to our overall liquidity were the most significant compensation risks for the company in 2010.

The Compensation Committee review identified the following divisions and programs within the Company in which incentive compensation is a critical component:  the Trust and Wealth Management Commission Program, incentive compensation programs of the non-traditional bank products division, incentive compensation programs for the mortgage department, and the Service and Sales Culture Performance program.

The Committee determined that these plans were designed with an appropriate combination of objectives and safeguards to deter unnecessary and excessive risk-taking and the manipulation of reported earnings.  Employees eligible to receive sales commissions under the Trust and Wealth Management Commission Program include those department employees charged with business development responsibilities.  All employees are eligible to receive a referral commission under the plan.  A new account is not eligible for a commission payment until a minimum fee is generated over a period of time.

The Company has established a sales culture for all employees that emphasizes origination of new accounts and cross-selling of bank products to new and existing customers.   Products are assigned a point value under the Service and Sales Culture Performance program.  Points are awarded to employees for new business or cross-sells to an existing or new customer.  The program includes restrictions on payments for maximum points earned in a category, a requirement that accounts be fully funded and have met minimum requirements, and penalties if an account is closed within the same month it is opened.  The Service and Sales Culture Performance program also allows management the right to reserve payment under the plan.

The non-traditional bank products incentive programs and the mortgage commission incentive program are performance-based.  Employees covered under these programs are compensated on a either a salary plus commission basis or on a commission only basis.  Employees are compensated based on new business originated, typically on a short-term periodic basis, such as monthly.  These types of compensation arrangements are customary within our industry for employees in these areas and are considered short-term.

The Compensation Committee reviewed other factors of our compensation plans including the percentage of overall compensation that is fixed and the percentage that is tied to variable elements.  The Committee determined that the Company’s compensation arrangements include sufficient base salaries or fixed compensation as a percentage of total compensation to retain employees and incent a high level of performance while discouraging unnecessary and excessive risk-taking or the manipulation of reported earnings.  The programs are designed to limit employees’ reliance on performance-based compensation elements and to include safeguards that prohibit payments based on other than meaningful performance.  Restricted stock grants include vesting periods of three to five years.  The Committee believes that employee ownership of unvested stock is an incentive to remain with the Company and to focus on all elements of Company performance that influence medium and long-term share price appreciation, including the avoidance of losses attributable to the most significant risks facing the Company.  The Committee believes that granting restricted stock with medium or long-term vesting periods aligns our employees’ interests with the interests of our shareholders.

The Compensation Committee Charter contains a look-back provision which allows the Committee to make recommendations for incentive compensation payouts based on current market and economic conditions, as well as recommendations to reduce or withhold payments if the Committee feels that an employee has taken unnecessary or excessive risks.

The Compensation Committee engaged Blanchard Chase to review the compensation of ten key executives of the Company, to review certain incentive compensation plans and make recommendations concerning those plans, and to assist in the design of an annual commercial loan incentive compensation plan. The annual commercial loan incentive plan was not implemented in 2010 and was therefore not reviewed by the Committee and the senior risk officers of the Company.  The annual commercial loan incentive plan will be reviewed by the Committee and the senior risk officers prior to implementation.  The review of the compensation of the key executives of the Company included peer group data for publicly traded companies of similar asset size and regional location; peer group data for companies participating in the TARP Capital Purchase Program; and proxy analysis of total compensation for the ten executive officers, including base salary, annual cash incentives, equity compensation and benefits and perquisites.  Supplemental industry data was provided to assess base salary and cash compensation levels at the 25th, 50th and 75th percentile.  Blanchard Chase provided annual and long-term incentive award opportunity levels for these ten executives based on market research and market data on the prevalence of executive benefits and perquisites.

We will continue to review and assess our responsibilities with respect to executive compensation under EESA, ARRA, the regulations issued thereunder and the corporate governance and executive compensation standards of the Securities and Exchange Commission and the Nasdaq Stock Market.  We intend to fully comply with any additional limitations or requirements for as long as they are applicable.

Dennis A. Wallace, Chairman
Stephen G. Crawford
John H. Lewis, Jr.
Harris V. Morrissette

PROPOSAL 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was signed into law. ARRA revised Section 111(e) of the Emergency Economic Stabilization Act (“EESA”) to require any recipient of funds in the Troubled Assets Relief Program (the “TARP”), such as BancTrust, to permit a separate non-binding shareholder vote at its annual meeting to approve the compensation of executives. On January 25, 2011, the Securities and Exchange Commission adopted new compensation and disclosure rules that require all reporting companies to permit such a vote at least once every three years.  Until the Company has repaid all of its financial obligations arising from its receipt of TARP funds, the Company will continue to permit such vote annually.

This proposal gives you as a shareholder the opportunity to communicate to the Company whether you approve or disapprove of the Company’s executive compensation practices. Under the ARRA and the new compensation and disclosure rules, your vote is advisory and will not be binding upon our Board of Directors. However, the Compensation Committee and Board of Directors may, in their sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

We have refocused our compensation programs as part of a comprehensive effort to control costs and maximize shareholder return.  We have focused our compensation packages for the senior executive officers on competitive base salaries comparable to the median of our peer group, long-term equity incentive compensation and retirement and other benefits. We encourage you to closely review our Compensation Discussion and Analysis and the tabular disclosures which follow it. We are also required, in many cases, to disclose in the executive compensation tables accounting or other non-cash estimates of future compensation. Because of this, we encourage you to read the footnotes and narratives which accompany each table in order to understand any non-cash items.

The Board of Directors recommends a vote FOR Proposal 2 - Advisory vote to approve our executive compensation arrangements.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Dixon Hughes PLLC served as BancTrust’ independent registered accounting firm in 2010. Our contract with Dixon Hughes was a one year contract. The Audit Committee has selected Dixon Hughes as our independent registered public accounting firm and principal accountants for 2011, subject to the negotiation of the terms of another one year contract and the ratification of the selection by our shareholders.  Dixon Hughes PLLC has announced that it will merge with Goodman & Company, LLP effective April 1, 2011, with the name of the combined firm to be Dixon Hughes Goodman LLP.

Dixon Hughes has served as the Company’s registered independent public accounting firm since 2008 and is considered by the Audit Committee and Management to be well qualified.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Dixon Hughes for the audit of BancTrust’s Annual Financial Statements for the year end December 31, 2010 and December 31, 2009, and fees billed for other services rendered by Dixon Hughes during the period.

	2010	2009
Audit Fees	$451,400	$402,000
Audit-Related Fees	6,400	7,230
Tax Fees	0	0
All Other Fees	0	0
Total	$457,800	$409,230

Audit fees consisted of audit work performed relating to the audit of consolidated financial statements and internal controls relating to financial reporting, quarterly reviews, consents, attest services required by statute or regulation (FDICIA report) and review of 1933 Act registration statements. The increase in audit fees related to comfort letters provided for the Company’s capita raising efforts.  Audit-related fees consisted primarily of audit work related to a HUD audit engaged by the Company. Tax fees consist principally of tax consultation and preparation of tax returns. All audit-related services were pre-approved by the Audit Committee, which concluded that the provision of such services was compatible with the maintenance of Dixon Hughes’ independence.

The Audit Committee pre-approves, by resolution, the type and amount of audit, audit-related, tax and all other services to be performed by the Company’s independent auditor. The term of such approvals is for 12 months from the date of pre-approval, unless otherwise specified. The Audit Committee Chairman has the authority to approve the engagement of the independent auditor to provide non-audit-related services as permitted to the extent that such non-audit services are not pre-approved as set forth by the Committee’s policy, and if the engagement is less than $10,000. The Chairman reports, for informational purposes only, any pre-approval of non-audit services under the Company’s pre-approval policy at the Audit Committee’s next scheduled meeting after approval.

Dixon Hughes will have representatives present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

The votes cast in favor of this proposal must exceed the votes cast against, with a quorum present, in order for this proposal to be approved.

The Board of Directors recommends a vote FOR Proposal 3 – Ratification of selection of independent registered public accounting firm.

PROPOSAL 4

APPROVAL OF THE 2011 INCENTIVE COMPENSATION PLAN

The Board of Directors is seeking shareholder approval of the BancTrust Financial Group, Inc. 2011 Incentive Compensation Plan, which is referred to in the following discussion as the “Plan.”  The Plan replaces the 2001 Incentive Compensation Plan of the Company, which expires on April 17, 2011.  No additional stock options, stock appreciation rights or restricted stock will be granted or issued pursuant to the 2001 Incentive Compensation Plan after its expiration.  Certain information concerning this matter is set forth below, and copy of the Plan is attached as Appendix A.  The following description of the Plan is qualified in its entirety by reference to the Plan.

Summary Description of the Plan

The purpose of the Plan is to promote the long-term success of BancTrust and its subsidiaries by providing financial incentives to key employees and directors who are in positions to make significant contributions toward such success.  The Plan is designed to attract individuals of outstanding ability to serve as directors and employees.  The Plan is also designed to encourage key employees and directors to acquire a proprietary interest in the Company, to continue in their positions with the Company, and to render superior performance.

The Plan provides for grants of stock options, stock appreciation rights and restricted stock awards.  It was approved by the Board of Directors on March 15, 2011, but the effectiveness of the Plan is contingent upon the approval of BancTrust’s shareholders.  500,000 shares of BancTrust common stock are currently subject to, reserved for and available for issuance under the Plan.  If any right or grant under the Plan expires, terminates or is forfeited, the number of shares subject to the expired or terminated option, grant or award shall again become available for issuance under the Plan.  As of March 25, 2011, the closing price of the Company’s common stock was $2.56.

The Plan is administered by the Board of Directors.  Certain administrative duties with respect to the Plan are carried out by the personnel of the Bank or the Compensation Committee of the Company.  The Board of Directors is authorized to determine those directors and key employees to whom, and the times at which, options, stock appreciation rights and/or restricted stock awards shall be granted and the number of shares of common stock to be subject to each such option, right and/or award, taking into consideration the nature of the services rendered by the particular employee or director, the employee’s or director’s potential contribution to the long-term success of the Company and such other factors as the Board of Directors in its discretion shall deem relevant.  Although the determination of key employees eligible to participate in the Plan is within the discretion of the Board of Directors, 36 persons were considered key employees at December 31, 2010, and there were 16 non-employee directors as of the same date.

The Plan authorizes the Board of Directors to grant (i) incentive stock options, which are qualified to receive special federal tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended; (ii) supplemental stock options, which are not so qualified; (iii) stock appreciation rights, which may be granted only in tandem with the grant of a stock option; and (iv) restricted stock awards, providing for a grant of stock under various restrictions, all as further described below.

The Board of Directors may, without further approval of shareholders, suspend, terminate or amend the Plan.  However, no such amendment may change: (i) the maximum aggregate number of shares of common stock available under the Plan; (ii) the option exercise price; (iii) the maximum period during which options or stock appreciation rights may be exercised; (iv) the termination date of the Plan to a later date; or (vi) the eligibility requirements for participation in the Plan in a material way.  Notwithstanding the foregoing, the Board of Directors may make adjustments to the number of shares of common stock available for issuance under the Plan and to the purchase price per share for the exercise of an option thereunder to take into account the effect of any stock dividend, recapitalization, split-up, consolidation, share exchange, merger, other reorganization or sale of assets undertaken by the Company.

Stock Options

Grants of all options, including tax-qualified “incentive stock options” and non-qualified “supplemental stock options,” under the Plan are subject to a number of requirements, including the following: (i) each options shall be evidenced by an agreement containing terms and conditions consistent with the Plan, as the Board of Directors shall determine; (ii) no option shall be granted under the Plan on or after the tenth anniversary of the date of approval by the shareholders; (iii) no option shall be exercised prior to the expiration of one year after its grant date; (iv) no option shall be transferable other than by will or the laws of descent and distribution; and (v) any options shall terminate as provided in the agreement, but not later than the earlier of: (a) three months after the grantee’s retirement, (b) one year after the grantee ceases to be employed as a result of a permanent disability, (c) one year after the grantee ceases to be employed or to serve as a director as a result of death, or (d) the date on which the grantee ceases to be employed or ceases to serve as a director of the Company for any other reason.

In addition, options which are designated as incentive stock options, which have certain tax advantages,  must meet the following requirements:  (i) the grantee must be an employee of the Company or a subsidiary of the Company on the grant date; (ii) the option price per share of common stock shall be equal to the fair market value of a share of common stock on the date of grant or 110% of such fair market value with respect to any individual owning 10% or more of the combined voting power of all classes of stock of the Company; (iii) the option period will not extend beyond 5 years from the grant date if the grantee owns 10% or more of the total combined voting power of all classes of stock of the Company on the grant date; and (iii) the aggregate fair market value, determined on the grant date, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by any grantee during any calendar year under the Plan or under any plan of the Company shall not exceed $100,000.

Stock Appreciation Rights

In conjunction with any option granted to an employee under the Plan, the Board of Directors, may, in its discretion, grant a stock appreciation right with respect to each share of common stock which may be purchased by the exercise of such option.  Directors who are not employees are not eligible for stock appreciation rights.  A stock appreciation right may not be granted in conjunction with an incentive stock option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the incentive stock option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements: (i) the stock appreciation right will expire no later than the incentive stock option; (ii) the stock appreciation right may be for no more than the difference between the exercise price of the incentive stock option and the fair market value of the shares subject to the incentive stock option at the time the stock appreciation right is exercised; (iii) the stock appreciation right is transferable only when the incentive stock option is transferable and under the same conditions; (iv) the stock appreciation right may be exercised only when the incentive stock option may be exercised; and (v) the stock appreciation right may be exercised only when the fair market value of the shares subject to the incentive stock option exceeds the exercise price of the incentive stock option.

Upon exercise of a stock appreciation right, the Company shall pay the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value of a share of common stock on the grant date, but only to the extent that such amount does not exceed 200% of the fair market value of a share of common stock on the grant date.  A stock appreciation right may not be exercised unless the fair market value of a share of common stock on the date of exercise exceeds the fair market value of a share of common stock on the grant date. Payment upon exercise of a stock appreciation right may be made, in the discretion of the Board of Directors, in cash, in shares of common stock valued at fair market value on the date of exercise, or partly in cash and partly in shares of common stock.

Restricted Stock Awards

The Board of Directors may, from time to time, subject to the provisions of the Plan, grant restricted stock awards to key employees and directors under appropriate restricted stock agreements.   A restricted stock award shall be evidenced by a restricted stock agreement specifying the number of shares of common stock that are awarded and containing such terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular award.  The agreement must contain in substance the following terms and conditions: (i) share awards shall be subject to certain conditions, terms, restrictions, and for such restriction period or periods, as may be determined by the Board of Directors; (ii) share awards, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as permitted by the Plan; (iii) each certificate issued in respect of restricted common stock awarded to a grantee shall be deposited with the Company, or its designee, or in the Board of Directors’ discretion delivered to the grantee, and shall bear an appropriate legend noting the existence of the restrictions upon transfer; (iv) the agreement shall specify the terms and conditions upon which any restrictions upon shares award under the Plan shall lapse, as determined by the Board of Directors; and (v) if a restricted stock award provides for a delayed delivery date of the shares awarded pursuant thereto, such delayed delivery date shall be in compliance with Section 409A of the Internal Revenue Code.

If a grantee ceases to be employed by or serve as a director of the Company or a subsidiary of the Company during the restricted period as a result of retirement, permanent disability or death, the extent to which restrictions shall be deemed to have lapsed shall be determined by the Board of Directors by multiplying the amount of the restricted stock award by a fraction, the numerator of which is the full number of calendar months the grantee was employed or served during the restricted period and the denominator of which is the total number of full calendar months in the restricted period.  If a grantee ceases to be employed by or to serve as a director of the Company or a subsidiary of the Company for any reason other than as described in the preceding sentence, the grantee shall be deemed not to have satisfied the restrictions associated with the restricted stock award unless the Board of Directors determines otherwise in its sole discretion, in which event the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the preceding sentence.

Federal Income Tax Consequences of Options

Under the provisions of Section 422 of the Internal Revenue Code, an employee is not subject to federal income tax consequences either upon the grant or upon the exercise of an incentive stock option. Gain or loss is recognized only upon the disposition of the stock acquired pursuant to the exercise of an incentive stock option, and such gain or loss generally will constitute long-term capital gain. If the stock so acquired is disposed of within two years of the date the incentive stock option is granted, or within one year of the exercise of the incentive stock option, however, such disposition will constitute a “disqualifying disposition.” In the event of a disqualifying disposition, the difference between the fair market value of the stock at the time of exercise and the exercise price will be included in ordinary income for the year in which such disposition takes place. In addition, upon exercise of an incentive stock option the difference between the fair market value of the stock at the time of exercise and the exercise price is an item of tax preference for purposes of the alternative minimum tax applicable to individuals.  The Company is not allowed any tax deduction with respect to an incentive stock option, unless there is a disqualifying disposition.

The grant of supplemental stock options, or of the accompanying stock appreciation rights, does not result in any federal income tax consequences for either the employee or the Company. Upon exercise of a supplemental stock option, however, the grantee will recognize ordinary income equal to the difference between the fair market value of the shares purchased, determined as of the date of exercise, and the price which the grantee pays for the shares. Upon exercise of a stock appreciation right, the grantee will recognize ordinary income equal to the amount to be paid by the Company to the grantee upon such exercise. The Company will be entitled to a deduction for federal income tax purposes equal to the amount which the grantee is required to include in income, subject to two conditions: (i) the amount taken into income by the employee must constitute “reasonable compensation” for federal income tax purposes; and (ii) the Company must timely comply with all federal tax reporting obligations. Any sale or exchange of shares acquired pursuant to the exercise of a supplemental stock option will result in long-term or short-term capital gain or loss to the grantee, depending on whether the shares were held for the applicable holding period.

Change in Control

If the Company is the surviving corporation in any merger or similar transaction, any option, stock appreciation right or restricted stock award under the Plan will be applied to the securities to which a holder of an equivalent number of shares of common stock of the Company would be entitled on the day of the transaction. If the Company is dissolved or liquidated or is not the surviving corporation in a merger or similar transaction, the grantees’ rights under the Plan will terminate, but each grantee will be given not less than 30 days notice and will be entitled to exercise any option, stock appreciation right or restricted stock award prior to the liquidation, merger or other transaction. The right of a grantee to accelerate the exercise of his or her rights will not be effective; however, if a proposed merger or similar transaction is approved by 75% of the Company’s Board of Directors, and the surviving entity in the transaction assumes the options, stock appreciation rights or restricted stock awards or tenders equivalent rights in place of existing ones.

The votes cast in favor of approval of this Plan must exceed the votes cast against approval, with a quorum present, in order for this Plan to be approved.

The Board of Directors recommends a vote FOR Proposal 4- Approval of the 2011 Incentive Compensation Plan.

PROPOSAL 5

OTHER MATTERS

Management currently does not know of any other matters to be presented at the meeting.

Communications Between Shareholders and the Board of Directors

Pursuant to a policy of BancTrust’s Board of Directors, shareholders wishing to communicate with BancTrust’s Board of Directors, either individually or as a group, should address correspondence in care of:

Secretary, BancTrust Financial Group, Inc.
100 St. Joseph Street
Mobile, Alabama 36602.

The communication will be forwarded to the individual board member or to the entire Board as appropriate. Shareholders may also contact the Board of Directors through the internet at http://investor.banktrustonline.com/contactboard.cfm.

Enclosures
April 11, 2011

F. Michael Johnson
Executive Vice President,
CFO and Secretary

Appendix A

BANCTRUST FINANCIAL GROUP, INC.
2011 INCENTIVE COMPENSATION PLAN

ARTICLE I
Purpose, Scope and Administration of the Plan

Section 1.1            Purpose.  The purpose of the 2011 Incentive Compensation Plan (the “Plan”) is to promote the long-term success of the Company and its Subsidiary Corporations (as defined below) by providing financial incentives to key employees and directors who are in positions to make significant contributions toward such success.  The Plan is designed to attract individuals of outstanding ability to serve as directors with the Company or to employment with the Company and its Subsidiary Corporations and to encourage key employees and directors to acquire a proprietary interest in the Company, to continue in their positions with the Company or its Subsidiary Corporations, and to render superior performance for the benefit of the Company and its Subsidiary Corporations.

Section 1.2            Definitions.  Unless the context clearly indicates otherwise, for purposes of this Plan, the following terms have the respective meanings as set forth below:

(a)           “Board of Directors” means the Board of Directors of BancTrust Financial Group, Inc. or any successor corporation.

(b)           “Code” means the Internal Revenue Code of 1986, as amended.

(c)           “Committee” means the Compensation Committee of the Board of Directors (or any successor thereto).

(d)           “Common Stock” means the common stock of BancTrust Financial Group, Inc., or such other class of shares or other securities to which the provisions of the Plan may be applicable by reason of the operation of Section 5.1 hereof.

(e)           “Company” means BancTrust Financial Group, Inc. or any successor corporation.

(f)           “Director” means any elected member of the Board of Directors of the Company.

(g)           “Employee” means any person employed by the Company or any Subsidiary Corporation.

(h)           “Fair Market Value” of a share of Common Stock on any particular date means (i) if the Common Stock is readily tradable on an “established securities market” (within the meaning of Treasury Regulation 1.409A-1(b)(5)(iv)(A)) on the date in question, then the Fair Market Value per share shall be the average of the highest and lowest selling price on such market on such date, or if there were no sales on such date, then the Fair Market Value shall be the mean between the bid and asked price on such date; and (ii) if the Common Stock is traded otherwise than on an “established securities market” (within the meaning of Treasury Regulation 1.409A-1(b)(5)(iv)(A)) on the date in question, then the Fair Market Value per share shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, the next prior business day on which there was a bid and asked price.  If no such bid and asked price is available, then the Fair Market Value per Share shall be its fair market value as determined by the Board of Directors, in its sole and absolute discretion but in good faith, within the requirements of Code Section 422(b)(4) (with respect to Incentive Stock Options) or Code Section 409A (with respect to Supplemental Stock Options, Stock Appreciation Rights and Restricted Stock Awards).

(i)           “Grant Date”, as used with respect to a particular Option, Stock Appreciation Right, or Restricted Stock Award, means the date as of which such Option, Right, or Award is granted by the Board of Directors pursuant to the Plan, regardless of when the instrument, certificate, or letter evidencing the Option, Stock Appreciation Right, or Restricted Stock Award is communicated to, or actually received or accepted by, the Grantee.

(j)           “Grantee” means the Employee or Director to whom an Option, Stock Appreciation Right, or Restricted Stock Award is granted by the Board of Directors pursuant to the Plan.

(k)           “Incentive Stock Option” means an Option that qualifies as an incentive stock option as described in Section 422 of the Code.

(l)           “Option” means an option granted by the Board of Directors pursuant to Article II hereof to purchase shares of Common Stock, which shall be designated at the time of grant as either an Incentive Stock Option or a Supplemental Stock Option, as provided in Section 2.1 hereof.

(m)           “Option Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted an Option or an Option and Stock Appreciation Right pursuant to the Plan.

(n)           “Option Period” means, (i) with respect to any Incentive Stock Option granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the Grant Date, as the Board of Directors, in its sole discretion, shall determine, and (ii) with respect to any Supplemental Stock Option or Stock Appreciation Right granted hereunder, the period beginning on the Grant Date and ending at such time not later than the tenth anniversary of the date on which the Supplemental Stock Option or Stock Appreciation Right may first be exercised, as the Board of Directors, in its sole discretion, shall determine.

(o)           “Permanent Disability”, as applied to a Grantee, means that the Grantee (1) has established to the satisfaction of the Board of Directors that the Grantee is unable to engage in substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 422(c)(6) and Section 22(e)(3) of the Code), and (2) has satisfied any requirement imposed by the Board of Directors in regard to evidence of such disability.

(p)           “Plan” means the 2011 Incentive Compensation Plan as set forth herein and as amended from time to time.

(q)           “Restricted Stock Agreement” means the agreement between the Company and a Grantee under which the Grantee is granted a Restricted Stock Award pursuant to the Plan.

(r)           “Restricted Stock Award” means an award of Common Stock which is granted by the Board of Directors pursuant to Article IV hereof and which is restricted against sale or other transfer in a manner and for a specific period of time determined by the Board of Directors.

(s)           “Restriction Period” means, with respect to any Restricted Stock Award granted hereunder, the period beginning on the Grant Date and ending at such time, but not sooner than the first annual anniversary of the Grant Date, as the Board of Directors in its sole discretion, shall determine.

(t)           “Retirement”, as applied to a Grantee (i) who is an employee, means normal or early retirement as provided for in the applicable qualified pension plan of the Company and/or one or more of its Subsidiary Corporations; provided that a Grantee shall not be deemed to have retired if his or her employment is terminated by the Company because of negligence or malfeasance; and (ii) who is a Director, means ceasing to serve as an elected member of the Board of Directors, whether by resignation, removal or failure to stand for reelection or to be reelected.

(u)           “Stock Appreciation Right” means a right granted pursuant to Article III hereof by the Board of Directors, in conjunction with an Option, to receive payment equal to any increase in the Fair Market Value of a share of Common Stock from the Grant Date to the date of exercise of such right, in lieu of exercise of the Option for such share.

(v)           “Subsidiary Corporation” of the Company means any present or future corporation (other than the Company) which would be a “subsidiary corporation” as defined in Section 424(f) and (g) of the Code and which would qualify as an eligible issuer of service recipient stock pursuant to Section 409A of the Code.

(w)           “Supplemental Stock Option” means any Option granted under this Plan, other than an Incentive Stock Option.

Section 1.3            Aggregate Limitation.

(a)           The aggregate number of shares of Common Stock with respect to which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted shall not exceed 500,000 shares of Common Stock, subject to adjustment in accordance with Section 5.1.

(b)           Any shares of Common Stock to be delivered by the Company upon the grant of Restricted Stock Awards or the exercise of Options or Stock Appreciation Rights shall, at the discretion of the Board of Directors, be issued from the Company’s authorized but unissued shares of Common Stock or be transferred from any available treasury stock or a grantor trust created by the Company.

(c)           In the event that any Option or Stock Appreciation Right expires or otherwise terminates prior to being fully exercised, or any Restricted Stock Award as to which the Grantee received no benefits of ownership of the underlying Common Stock is forfeited, the Board of Directors may grant a new Option, Stock Appreciation Right, or Restricted Stock Award hereunder to any eligible Grantee for the shares with respect to which the expired or terminated Option or Stock Appreciation Right was not exercised or which were forfeited when the terms and conditions of the Restricted Stock Award were not satisfied.

Section 1.4            Administration of the Plan

(a)           The Plan shall be administered by the Board of Directors, which shall have the authority:

(1)           To determine those Directors and key Employees to whom, and the times at which, Options, Stock Appreciation Rights, and/or Restricted Stock Awards shall be granted and the number of shares of Common Stock to be subject to each such Option, Right, and/or Award, taking into consideration the nature of the services rendered by the particular Employee or Director, the Employee’s or Director’s potential contribution to the long-term success of the Company and/or one or more of its Subsidiary Corporations and such other factors as the Board of Directors in its discretion shall deem relevant;

(2)           To interpret and construe the provisions of the Plan and to establish rules and regulations relating to it;

(3)           To prescribe the terms and conditions of the Option Agreements for the grant of Options and Stock Appreciation Rights (which need not be identical) in accordance and consistent with the requirements of the Plan;

(4)           To prescribe the terms and conditions of the Restricted Stock Agreements (which need not be identical to the terms and conditions of any Option Agreements) in accordance and consistent with the requirements of the Plan;
(5)           To make all other determinations necessary or advisable to administer the Plan in a proper and effective manner; and

(6)           To determine whether the Supplemental Stock Options, Stock Appreciation Rights and Restricted Stock Awards are exempt from the application of Section 409A of the Code or are in compliance with Section 409A of the Code.

(b)           The Board of Directors shall act only by vote or agreement of a majority of its members.  All decisions and determinations of the Board of Directors in the administration of the Plan and in response to questions or other matters concerning the Plan or any Option, Stock Appreciation Right, or Restricted Stock Award shall be final, conclusive, and binding on all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.

(c)           The authority and power of the Board of Directors hereunder is purely discretionary and shall not be deemed to be mandatory.  No Employee or class or group of Employees and no Director shall have any right or privilege to demand or require the granting of any Option, Stock Appreciation Right, or Restricted Stock Award or the consideration thereof, at any time.  All Options, Stock Appreciation Rights, and Restricted Stock Awards hereunder (if any) shall be granted in the absolute and unrestricted discretion of the Board of Directors.  All decisions, determinations and interpretations of the Board of Directors shall be final and conclusive on all persons affected thereby.

(d)           The Board of Directors may delegate to the Committee such duties as it shall in its sole discretion determine; provided, that the Committee shall not be granted authority to grant Options, Stock Appreciation Rights or Restricted Stock Awards unless it shall be composed solely of two or more members of the Board of Directors who are Non-Employee Directors within the meaning of Section 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934.  Without limiting the foregoing, the Committee may be empowered to recommend grants and the specific terms of any Option, Stock Appreciation Right or Restricted Stock Award within the terms permitted under this Plan.

(e)           In addition to such other rights of indemnification as they may have, the members of the Board of Directors shall be indemnified by the Company in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Option, Stock Appreciation Right or Restricted Stock Award granted hereunder to the full extent provided for under the Company’s governing instruments with respect to indemnification of Directors.

Section 1.5            Eligibility for Awards.

The Board of Directors shall designate from time to time the key Employees of the Company and/or one or more of its Subsidiary Corporations who are to be granted Options, Stock Appreciation Rights, and/or Restricted Stock Awards.  All Directors shall be eligible for Options and Restricted Stock Awards, as determined by the Board of Directors in its discretion; provided, however, that Incentive Stock Options may only be granted to Directors who are also Employees.

Section 1.6            Effective Date and Duration of Plan.

This Plan shall be effective upon its adoption by the Board of Directors and approval by the shareholders of the Company.  No Options, Stock Appreciation Rights, or Restricted Stock Awards shall be granted prior to approval of the Plan by the shareholders of the Company, the registration of securities to be granted under the Plan with the SEC and the filing of any required listing application with the NASDAQ Stock Market.  Unless previously terminated by the Board of Directors, the Plan (but not any then outstanding Options, Stock Appreciation Rights, or Restricted Stock Awards which have not yet expired or otherwise been terminated) shall terminate on the tenth annual anniversary of its approval by the shareholders of the Company.

ARTICLE II
Stock Options

Section 2.1            Grant of Options.

(a)           The Board of Directors may from time to time, subject to the provisions of the Plan, grant Options to key Employees and Directors under appropriate Option Agreements to purchase shares of Common Stock up to the aggregate number of shares of Common Stock set forth in Section 1.3(a) hereof.

(b)           The Board of Directors may designate any Option granted hereunder which satisfies the requirements of Sections 2.2 and 2.3 hereof as an Incentive Stock Option and may designate any Option granted hereunder as a Supplemental Stock Option, or the Board of Directors may designate a portion of an Option as an Incentive Stock Option (so long as the portion satisfies the requirements of Sections 2.2 and 2.3 hereof) and the remaining portion as a Supplemental Stock Option.  Any portion of an Option that is not designated as an Incentive Stock Option shall be a Supplemental Stock Option.  A Supplemental Stock Option must satisfy the requirements of Section 2.2 hereof, but shall not be subject to the requirements of Section 2.3.

Section 2.2            Option Requirements.

(a)           An Option shall be evidenced by an Option Agreement specifying the number of shares of Common Stock that may be purchased by its exercise, the Option Period and exercise price of such Option, and containing such other terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Option.
(b)           No Options shall be granted under the Plan on or after the tenth annual anniversary of the date upon which the Plan was adopted by the Board of Directors.

(c)           No Option may be exercised prior to the expiration of one year after its Grant Date.

(d)           An Option shall expire by its terms at the expiration of the Option Period and shall not be exercisable thereafter.

(e)           The Board of Directors may provide in the Option Agreement for the expiration or termination of the Option prior to the expiration of the Option Period, upon the occurrence of any event specified by the Board of Directors.

(f)           An Option shall not be transferable other than by will or the laws of descent and distribution and, during the Grantee’s lifetime, an Option shall be exercisable only by the Grantee.

(g)           A person electing to exercise an Option shall give written notice of such election to the Company, in such form as the Board of Directors may require, accompanied by payment in the manner determined by the Board of Directors, of the full purchase price for the shares of the Common Stock for which the election is made.  Payment of the purchase price shall be made in cash or in such other form as the Board of Directors may approve, including shares of Common Stock valued at their Fair Market Value on the date of exercise of the Option.

(h)           Notwithstanding the Option Period applicable to an Option granted hereunder, such Option, to the extent that it has not previously been exercised, shall terminate upon the earliest to occur of (1) the expiration of the applicable Option Period as set forth in the Option Agreement granting such Option, (2) the expiration of three months after the Grantee’s Retirement, (3) as to an Employee, the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations due to Permanent Disability, (4) the expiration of one year after the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director due to the death of the Grantee, or (5) the date the Grantee ceases to be employed by the Company or any of its Subsidiary Corporations or to serve as a Director for any reason other than Retirement, Permanent Disability, or death.

(i)           The exercise of any number of Stock Appreciation Rights granted under an Option Agreement shall result in a simultaneous corresponding reduction in the number of shares of Common Stock then available for purchase by exercise of the related Option.

(j)           The Option Price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date.

Section 2.3            Incentive Stock Option Requirements.

(a)           An Option designated by the Board of Directors as an Incentive Stock Option is intended to qualify as an “incentive stock option” within the meaning of subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.2 above, the conditions set forth in this Section 2.3.

(b)           An Incentive Stock Option shall not be granted to any individual who is not an Employee on the Grant Date.

(c)           The Option price per share of Common Stock shall be equal to the Fair Market Value of a share of Common Stock on the Grant Date, except as provided in paragraph (c) immediately below.

(d)           An Incentive Stock Option shall not be granted to an individual who, on the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiary Corporations, unless the Board of Directors provides in the Option Agreement with any such individual that the Option price per share of Common Stock will not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date and the Option Period will not extend beyond five years from the Grant Date.

(e)           The aggregate Fair Market Value, determined on the Grant Date, of the shares of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Grantee during any calendar year under the Plan or under any other plan of the Company shall not exceed $100,000.

Section 2.4            Modification of Options.

At any time, and from time to time, the Board of Directors may modify an outstanding Option, provided no such modification shall (i) confer on the holder of such Option any right or benefit which could not be conferred on him by the grant of a new Option at such time, (ii) impair the Option without the consent of the holder of the Option, (iii) cause the Option to not be exempt from the application of Section 409A of the Code unless the Option can be amended in such a way as to satisfy the requirements of Section 409A of the Code, or (iv) violate any requirement applicable to deferred compensation under Section 409A of the Code.

ARTICLE III
Stock Appreciation Rights

Section 3.1            Grant and Exercise of Rights.

(a)           In conjunction with any Option granted to an Employee hereunder, the Board of Directors may, in its discretion, grant a Stock Appreciation Right with respect to each share of Common Stock which may be purchased by the exercise of such Option.  Directors who are not Employees shall not be eligible for Stock Appreciation Rights.  A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements:  (1) the Stock Appreciation Right will expire no later than the Incentive Stock Option; (2) the Stock Appreciation Right may be for no more than the difference between the exercise price of the Incentive Stock Option and the Fair Market Value of the shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised; (3) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions; (4) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and (5) the Stock Appreciation Right may be exercised only when the Fair Market Value of the shares subject to the Incentive Stock Option exceeds the exercise price of the Incentive Stock Option.

(b)           Upon exercise of a Stock Appreciation Right, the Company shall pay the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date, but only to the extent that such amount does not exceed 200% of the Fair Market Value of a share of Common Stock on the Grant Date.  A Stock Appreciation Right may not be exercised unless the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Fair Market Value of a share of Common Stock on the Grant Date.

(c)           Payment upon exercise of a Stock Appreciation Right may be made, in the discretion of the Board of Directors, in (1) cash, (2) in shares of Common Stock valued at Fair Market Value on the date of exercise, or (3) partly in cash and partly in shares of Common Stock.

Section 3.2            Rights Requirements.

(a)           Stock Appreciation Rights shall be granted under and evidenced by the Option Agreement under which the related Option is granted, containing such terms and conditions consistent with the Plan as the Board of Directors shall determine, and shall be exercisable to the extent allowed under such terms and conditions.

(b)           Stock Appreciation Rights granted in relation to an Option (1) shall be exercisable only to the extent and only when the Option is exercisable, (2) shall expire or otherwise terminate simultaneously with the expiration or termination of the related Option, (3) shall be transferable only when the related Option is transferable and under the same conditions, (4) shall be exercised by the Grantee giving written notice of such exercise to the Company, in such form as the Board of Directors may require, and (5) shall be reduced upon each exercise of the related Option by the number of Stock Appreciation Rights which corresponds to the number of shares of Common Stock purchased pursuant to such exercise.

ARTICLE IV
Restricted Stock Awards

Section 4.1            Grant of Awards.  The Board of Directors may, from time to time, subject to the provisions of the Plan, grant Restricted Stock Awards to key Employees and Directors under appropriate Restricted Stock Agreements.  The date on which the Board of Directors approves the grant of the Restricted Stock Award shall be considered the date of grant of the Award.  The Board of Directors shall maintain records as to all grants of Restricted Stock Awards under the Plan.

Section 4.2            Award Requirements.

(a)           A Restricted Stock Award shall be evidenced by a Restricted Stock Agreement specifying the number of shares of Common Stock that are awarded and containing such terms and conditions consistent with the Plan as the Board of Directors shall determine to be applicable to that particular Award, which Agreement shall contain in substance the following terms and conditions:

(1)           Shares awarded pursuant to Restricted Stock Awards shall be subject to such conditions, terms, and restrictions (including, for example, continuation of employment by the Company or any of its Subsidiary Corporations) and for such Restriction Period or Periods as may be determined by the Board of Directors.

(2)           Shares awarded, and the right to vote such shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the Restriction Period applicable to such shares.  Notwithstanding the foregoing, and except as otherwise provided in the Plan or in a Restricted Stock Award, a Grantee awarded Restricted Stock shall have all the other rights of a shareholder, including the right to receive dividends and the right to vote such shares.

(3)           Each certificate issued in respect of Common Stock awarded to a Grantee shall be deposited with the Company, or its designee, or in the Board of Directors’ discretion delivered to the Grantee, and shall bear an appropriate legend noting the existence of the restrictions under Section 4.2(a)(2) hereof upon such Common Stock.

(4)           Each Restricted Stock Agreement shall specify the terms and conditions upon which any restrictions upon shares awarded under the Plan shall lapse, as determined by the Board of Directors (including, for example, a change in control, as defined by the Board of Directors from time to time, during the Restriction Period).  Upon lapse of such restrictions, shares of Common Stock free of any restrictive legend, other than as may be required under Article V hereof, shall be issued and delivered to the Grantee or his legal representative.

(5)           If a Restricted Stock Award provides for a delayed delivery date of the shares awarded pursuant thereto (i.e., a restricted stock unit), such delayed delivery date shall be in compliance with Section 409A.

(b)           If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations during a Restriction Period as a result of Retirement, Permanent Disability, or death, the extent to which restrictions shall be deemed to have lapsed shall be determined by the Board of Directors by multiplying the amount of the Restricted Stock Award by a fraction, the numerator of which is the full number of calendar months such Grantee was employed or served during the Restriction Period and the denominator of which is the total number of full calendar months in the Restriction Period.  If a Grantee ceases to be employed by or to serve as a Director of the Company or any of its Subsidiary Corporations for any reason other than as described in the preceding sentence, the Grantee shall be deemed not to have satisfied the restrictions associated with the Restricted Stock Award unless the Board of Directors determines otherwise in its sole discretion (in which event the extent to which restrictions will be deemed to have lapsed shall not exceed the amount determined pursuant to the preceding sentence).

ARTICLE V
General Provisions

Section 5.1            Adjustment Provisions; Change of Control.

(a)           Subject to paragraph (b) below, in the event of (1) any dividend payable in shares of Common Stock; (2) any recapitalization, reclassification, split-up, or consolidation of, or other change in, the Common Stock; or (3) any exchange of the outstanding shares of Common Stock, in connection with a merger, consolidation, or other Reorganization (as defined below) of or involving the Company or a sale by the Company of all or a portion of its assets, for a different number or class of shares of stock or other securities of the Company or shares of the stock or other securities of any other corporation; then the Board of Directors shall, in such manner as it shall determine in its sole discretion, appropriately adjust the number and class of shares or other securities which shall be subject to Options, Stock Appreciation Rights, and Restricted Stock Awards and/or the purchase price per share which must be paid thereafter upon exercise of any Option and which will be used to determine the amount which any Grantee would receive upon exercise thereafter of Stock Appreciation Rights; provided, however, that any adjustments made pursuant to this Section 5.1(a) will not cause a Supplemental Stock Option, Stock Appreciation Right or Restricted Stock Award to lose its exemption from the application of Section 409A of the Code, or to violate any requirement applicable to deferred compensation under Section 409A of the Code.  Any such adjustments made by the Board of Directors shall be final, conclusive, and binding upon all persons, including, without limitation, the Company, its Subsidiary Corporations, the shareholders and directors of the Company, and any persons having any interest in any Options, Stock Appreciation Rights, or Restricted Stock Awards which may be granted under the Plan.

(b)           Subject to any required action by the shareholders, if the Company shall be the surviving or resulting corporation in any merger, consolidation, or other Reorganization, any Option, Stock Appreciation Right, or Restricted Stock Award granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to the Option, Stock Appreciation Right, or Restricted Stock Award would be entitled on the effective date of such merger or consolidation; but a dissolution or complete liquidation of the Company or a merger, consolidation or other Reorganization in which the Company is not the surviving or resulting corporation, shall cause every Option, Stock Appreciation Right, and Restricted Stock Award outstanding hereunder to terminate on the effective date of such dissolution, complete liquidation, merger, consolidation, or other Reorganization; provided, however, that not less than thirty (30) days’ written notice prior to the effective date of the said transaction shall be given to each Grantee, who shall have the right to exercise his Option, Stock Appreciation Right, and/or Restricted Stock Award during the thirty (30) day period immediately preceding such effective date, as to all or any part of the shares covered thereby, including, without limitation, shares as to which such Option, Stock Appreciation Right, and/or Restricted Stock Award would not otherwise be exercisable by reason of an insufficient lapse of time or that the measuring year for the performance requirement had not then elapsed (anything contained hereinabove to the contrary notwithstanding); and provided further, that no such acceleration shall occur if any such transaction is approved by the affirmative vote of not less than seventy-five percent (75%) of the directors of the Company, and the surviving or resulting corporation shall assume such Option, Stock Appreciation Right, and/or Restricted Stock Award or tender an option or options to purchase its shares on its terms and conditions, both as to the number of shares and otherwise, and/or may tender such stock appreciation rights and/or restricted stock awards so as to provide substantially the same benefits available under the outstanding Options, Stock Appreciation Rights and/or Restricted Stock Awards.

(c)           The term “Reorganization” as used in this Section 5.1 means and refers to any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company or its Subsidiary Corporations, or sale of twenty-five percent (25%) or more of the voting securities of the Company pursuant to which the Company becomes a subsidiary of or is controlled by, another person or is not the surviving or resulting corporation, all after the effective date of the Reorganization.  The term “person” refers to an individual or a corporation, partnership, limited liability company, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

(d)           Except as provided in Section 5.1 (a)  immediately above, issuance by the Company of shares of stock of any class of securities convertible into shares of Common Stock shall not affect the Options, Stock Appreciation Rights, or Restricted Stock Awards.

Section 5.2            Additional Conditions.  Any shares of Common Stock issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions, in addition to those specifically provided in the Plan, as the Board of Directors may impose.

Section 5.3            No Rights as Shareholder or to Employment.  No Grantee or any other person authorized to purchase Common Stock upon exercise of an Option shall have any interest in or shareholder rights with respect to any shares of the Common Stock which are subject to any Option or Stock Appreciation Right until such shares have been issued and delivered to the Grantee or any such person pursuant to the exercise of such Option.  Furthermore, the Plan shall not confer upon any Grantee any right of employment with the Company or one of its Subsidiary Corporations, including without limitation any right to continue in the employ of the Company or one of its Subsidiary Corporations, or affect the right of the Company or one of its Subsidiary Corporations to terminate the employment of a Grantee at any time, with or without cause.

Section 5.4            General Restrictions.  Each award under the Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or agreement by the recipient of any award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.  A participant shall agree, as a condition of receiving any award under the Plan, to execute any documents, make any representations, agree to restrictions on stock transferability, and take any actions which in the opinion of legal counsel to the Company are required by any applicable law, ruling, or regulation.  The Company is in no event obligated to register any such shares, to comply with any exemption from registration requirements or to take any other action which may be required in order to permit, or to remedy or remove any prohibition or limitation on, the issuance or sale of such shares to any Grantee or other authorized person.

Section 5.5            Conflict with Applicable Law.  With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the “1934 Act”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act.  To the extent any provision of the Plan or action by the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

Section 5.6            Rights Unaffected.  The existence of the Options, Stock Appreciation Rights, and Restricted Stock Awards shall not affect:  (1) the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business; (2) any issue of bonds, debentures, preferred or prior preference stocks affecting the Common Stock or the rights thereof; (3) the dissolution or liquidation of the Company or any of its Subsidiary Corporations, or the sale or transfer of any part of all of the assets or business of the Company or any of its Subsidiary Corporations; or (4) any other corporate act, whether of a similar character or otherwise.

Section 5.7            Withholding Taxes.  As a condition of exercise of an Option or Stock Appreciation Right or grant of a Restricted Stock Award, the Company may, in its sole discretion, withhold or require the Grantee to pay or reimburse the Company for any taxes which the Company determines are required to be withheld in connection with the grant of a Restricted Stock Award or any exercise of an Option or Stock Appreciation Right.

Section 5.8            Choice of Law.  The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Alabama.

Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Alabama, without regard to the place where the act or omissions complained of took place, the residence of any party to such action or the place where the action may be brought or maintained.

Section 5.9            Amendment, Suspension and Termination of Plan.  The Plan may, from time to time, be terminated, suspended, or amended by the Board of Directors in such respects as it shall deem advisable including, without limitation, in order that the Incentive Stock Options granted hereunder shall be “incentive stock options” as such term is defined in Section 422 of the Code, or to conform to any change in any law or regulation governing same or in any other respect; provided, however, that no such amendment shall change the following unless approved by the shareholders of the Company:

(a)           The maximum aggregate number of shares for which Options, Stock Appreciation Rights, and Restricted Stock Awards may be granted under the Plan, except as required under any adjustment pursuant to Section 5.1 hereof;

(b)           The Option exercise price set forth in Section 2.3(c), with the exception of any change in such price required as a result of any adjustment pursuant to Section 5.1 hereof and with the further exception of changes in determining the Fair Market Value of shares of Common Stock to conform with any then applicable provision of the Code or regulations promulgated thereunder;

(c)           The maximum period during which Options or Stock Appreciation Rights may be exercised;

(d)           The maximum amount which may be paid upon exercise of a Stock Appreciation Right;

(e)           The termination date of the Plan in any manner which would extend such date; or

(f)            The requirements as to eligibility for participation in the Plan in any material respect, including the Employees (or class or classes of Employees) eligible to receive Incentive Stock Options under the Plan.

Notwithstanding any other provision herein contained, the Plan shall terminate and all Options, Stock Appreciation Rights, and Restricted Stock Awards previously granted shall terminate, in the event and on the date of liquidation or dissolution of the Company, unless such dissolution or liquidation occurs in connection with a merger, consolidation or reorganization of the Company to which Section 5.1 hereof applies.

Section 5.10          No Obligation to Notify.  The Company shall have no duty or obligation to any Grantee to advise such Grantee as to the time or manner of exercising any Option or Stock Appreciation Right granted hereunder. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such Grantee of a pending termination or expiration of an Option or Stock Appreciation Right or a possible period in which such Option or Stock Appreciation Right may not be exercised. The Company also has no duty or obligation to minimize the tax consequences of an Option or Stock Appreciation Right to the Grantee.

Section 5.11          Section 409A.  All Supplemental Stock Options, Stock Appreciation Rights and Restricted Stock Awards granted pursuant to this Plan are intended to either be exempt from the provisions of Section 409A of the Code or be treated as deferred compensation that meets the requirements of Section 409A, and any ambiguities in construction shall be construed accordingly.  No acceleration or deceleration of any payments or benefits provided herein shall be permitted unless allowed under the requirements of Section 409A.  If any compensation or benefits provided by this Plan may result in the application of Section 409A, the Plan shall be modified by the Company in the least restrictive manner (as determined by the Company) and without any diminution in the value of the payments to such participants as may be necessary in order to exclude such compensation from the definition of “deferred compensation” within the meaning of Section 409A or in order to comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations, and/or regulatory guidance issued under such statutory provisions.  In the event that, after issuance of any Supplemental Stock Options, Stock Appreciation Rights or Restricted Stock Awards under this Plan, Section 409A is amended, the Board of Directors may modify the terms of any such previously issued option, right or award to the extent the Board of Directors determines that such modification is necessary or advisable to remain exempt from or to comply with the requirements of Section 409A.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
BANCTRUST FINANCIAL GROUP, INC.

Proxy for Annual Meeting of Shareholders, May 26, 2011
Solicited by the Board of Directors

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of BancTrust Financial Group, Inc., do hereby nominate, constitute, and appoint John T. Hensley and Robert B. Doyle, III, and each of them, with full power to act alone, my true and lawful attorneys and proxies, with full power of substitution, for me and in my name, place, and stead, to vote all of the Common Stock of BancTrust Financial Group, Inc. standing in my name on its books on April 4, 2011, at the Annual Meeting of its shareholders to be held at 100 Saint Joseph St., Mobile, Alabama, on May 26, 2011, at 10:30 a.m. CDT, and at any adjournment thereof, with all powers that the undersigned would possess if personally present, conferring upon my said attorneys and proxies all discretionary authority permitted by applicable law and regulations, as follows:

Please be sure to date and sign this proxy card in the box below.

Date

Sign above ——— Co-holder (if any) sign above

	For	With-hold	For All Except
1. Election of Directors.	☐	☐	☐

Tracy T. Conerly
Stephen G. Crawford
David C. De Laney
Robert M. Dixon, Jr.
Broox G. Garrett, Jr.
Carol F. Gordy
Barry E. Gritter
James M. Harrison, Jr.
Clifton C. Inge, Jr.
Kenneth S. Johnson
W. Bibb Lamar, Jr.
John H. Lewis, Jr.
Harris V. Morrissette
Paul D. Owens, Jr.
Mary Ann Patterson
Peter C. Sherman
Dennis A. Wallace

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

Detach above card, sign, date and mail in postage paid envelope provided.

BANCTRUST FINANCIAL GROUP, INC.

Please date, sign and mail this Proxy in the envelope provided.
Postage not necessary if mailed in the United States.

If properly executed and returned, the shares represented by this Proxy will be voted in accordance with the directions given herein. If no specific directions are given, the shares will be voted, subject to and in accordance with the provisions contained in the Board of Directors' Proxy Statement dated April 11, 2011, "FOR" the Board's nominees in the Election of Directors, "FOR" the advisory vote on executive compensation, "FOR" the ratification of selection of independent registered public accounting firm, and "FOR" the approval of the 2011 Compensation Plan. If any other business is presented at the meeting the shares will be voted in accordance with the recommendations of the Board of Directors.

This Proxy may be revoked at any time prior to its exercise by delivery of written notice or a subsequently dated Proxy to the Secretary of BancTrust Financial Group, Inc.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

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